Exhibit 10(g)








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                                MASTER AGREEMENT


                            Dated as of July 30, 2001


                                      among

                               ADESA CORPORATION,
                                 as a Guarantor

                           ADESA CALIFORNIA, INC. AND
                             CERTAIN SUBSIDIARIES OF
                                ADESA CORPORATION
                     THAT MAY HEREAFTER BECOME PARTY HERETO,
                                   as Lessees

                   ATLANTIC FINANCIAL GROUP, LTD., as Lessor,

                 CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO,
                                   as Lenders

                                       and

                             SUNTRUST BANK, as Agent







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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.      DEFINITIONS; INTERPRETATION....................................1

ARTICLE II.     ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;NATURE OF
                TRANSACTION....................................................2
                SECTION 2.1    Agreement to Acquire, Construct, Fund and
                               Lease...........................................2
                SECTION 2.2    Fundings of Purchase Price and Construction
                               Costs...........................................2
                SECTION 2.3    Funded Amounts and Interest and Yield Thereon;
                               Unused Fee......................................5
                SECTION 2.4    Lessee Owner for Tax Purposes...................6

ARTICLE III.    CONDITIONS PRECEDENT; DOCUMENTS................................6
                SECTION 3.1    Conditions to the Obligations of the Funding
                               Parties on each Closing Date....................6
                SECTION 3.2    Additional Conditions for the Initial Closing
                               Date...........................................11
                SECTION 3.3    Conditions to the Obligations of Lessee........12
                SECTION 3.4    Conditions to the Obligations of the Funding
                               Parties on each Funding Date...................12
                SECTION 3.5    Completion Date Conditions.....................13
                SECTION 3.6    Addition of Lessees............................14

ARTICLE IV.     REPRESENTATIONS...............................................15
                SECTION 4.1    Representations of ADESA and other Lessees.....15
                SECTION 4.2    Survival of Representations and Effect of
                               Fundings.......................................20
                SECTION 4.3    Representations of the Lessor..................20
                SECTION 4.4    Representations of each Lender.................22

ARTICLE V.      COVENANTS OF ADESA, LESSEES AND THE LESSOR....................22
                SECTION 5.1    Qualification as to Corporate Status...........22
                SECTION 5.2    Further Assurances.............................22
                SECTION 5.3    Reporting......................................22
                SECTION 5.4    Affirmative Covenants of ADESA.................24
                SECTION 5.5     Financial Covenants...........................25
                SECTION 5.6    Additional Required Appraisals.................26
                SECTION 5.7    Lessor's Covenants.............................26

ARTICLE VI.     TRANSFERS BY LESSOR AND LENDERS; DISTRIBUTION OF PAYMENTS
                AND PROCEEDS..................................................27
                SECTION 6.1    Lessor Transfers...............................27
                SECTION 6.2    Lender Transfers...............................27
                SECTION 6.3    Distribution and Application of Rent
                               Payments.......................................29

                                      -i-
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                SECTION 6.4    Distribution and Application of Purchase
                               Payment........................................29
                SECTION 6.5 Distribution and Application to Funding Party Balances of Lessee Payment of Recourse
                               Deficiency Amount Upon Exercise of Remarketing
                               Option.........................................30
                SECTION 6.6    Distribution and Application to Funding
                               Party Balances of Remarketing Proceeds of
                               Leased Property................................30
                SECTION 6.7    Distribution and Application of Payments
                               Received When an Event of Default Exists or
                               Has Ceased to Exist Following Rejection of
                               the Lease......................................31
                SECTION 6.8    Distribution of Other Payments.................32
                SECTION 6.9    Timing of Agent Distributions..................32
                SECTION 6.10   Release of Leased Properties...................32

ARTICLE VII.    INDEMNIFICATION...............................................33
                SECTION 7.1    General Indemnification........................33
                SECTION 7.2    Environmental Indemnity........................35
                SECTION 7.3    Proceedings in Respect of Claims...............36
                SECTION 7.4    General Tax Indemnity..........................38
                SECTION 7.5    Increased Costs, etc...........................44
                SECTION 7.6    End of Term Indemnity..........................47

ARTICLE VIII.   MISCELLANEOUS.................................................48
                SECTION 8.1    Survival of Agreements.........................48
                SECTION 8.2    Documentary Conventions........................49
                SECTION 8.3    Expenses.......................................49
                SECTION 8.4    Liabilities of the Funding Parties: Sharing
                               of Payments....................................49
                SECTION 8.5    Liabilities of the Agent.......................50

APPENDIX A      Definitions and Interpretation

                                      -ii-


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                                    SCHEDULES

SCHEDULE 2.2    Commitments
SCHEDULE 8.2    Notice Addresses




                                    EXHIBITS

EXHIBIT A       Form of Funding Request
EXHIBIT B       Form of Assignment of Lease and Rents
EXHIBIT C       Form of Security Agreement and Assignment
EXHIBIT D-1     Form of Mortgage
EXHIBIT D-2     Form of Deed of Trust
EXHIBIT E       Form of Joinder Agreement
EXHIBIT F       Form of Assignment and Acceptance Agreement
EXHIBIT G       Forms of Opinions of Counsel
EXHIBIT H       Form of Certification of Construction Completion
EXHIBIT I       Form of Payment Date Notice

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

                                MASTER AGREEMENT



         THIS MASTER AGREEMENT, dated as of July 30, 2001 (as it may be amended or modified from time to time in accordance with the provisions hereof, this "MASTER AGREEMENT"), is among ADESA CORPORATION, an Indiana corporation ("ADESA"), as a Guarantor, ADESA CALIFORNIA, INC., a California corporation ("ADESA CALIFORNIA"), and certain other Subsidiaries of ADESA that may hereafter become parties hereto as lessees pursuant to SECTION 3.6 (individually, a "LESSEE" and collectively the "LESSEES"), as Lessees, ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "LESSOR"), certain financial institutions parties hereto as lenders (together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "LENDERS" and individually as a "LENDER"), and SUNTRUST BANK, a Georgia state banking corporation ("SunTrust Bank"), as agent for the Lenders (in such capacity, the "AGENT").

                              PRELIMINARY STATEMENT

         In accordance with the terms and provisions of this Master Agreement, the Lease, the Loan Agreement and the other Operative Documents, (i) the Lessor contemplates acquiring Land and, in certain cases, the Buildings on such Land identified by ADESA or ADESA California from time to time, and leasing such Land and Buildings thereon to a Lessee, (ii) ADESA California, as Construction Agent for the Lessor, wishes, in certain instances, to arrange for the construction of Buildings on Land for the Lessor and, when completed, the related Lessee wishes to lease such Buildings from the Lessor as part of the Leased Properties under the Lease, (iii) ADESA California, in carrying out its duties as agent, wishes to obtain from Lessor, and the Lessor is willing to provide, funding for the acquisition of the Land and Buildings, or, in certain instances, the construction of Buildings, and (iv) the Lessor wishes to obtain, and Lenders are willing to provide, from time to time, financing of a portion of the funding of the acquisition of the Land and Buildings and, if applicable, the construction of the Buildings.

         In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                          DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX A hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX A hereto shall apply to this Master Agreement.

                                   ARTICLE II.
                 ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                          NATURE OF TRANSACTION

         SECTION 2.1    AGREEMENT TO ACQUIRE, CONSTRUCT, FUND AND LEASE

                  (a) LAND. Subject to the terms and conditions of this Master Agreement, with respect to each parcel of Land identified by ADESA or ADESA California, on the related Closing Date (i) the Lessor agrees to acquire such interest in the related Land, and any Building thereon, from the applicable Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the applicable Purchase Agreement or to lease such interest in the related Land, and any Building thereon, from the applicable Ground Lessor as is leased to the Lessor pursuant to the applicable Ground Lease, (ii) the Lessor hereby agrees to lease, or sublease, as the case may be, such Land and any Building thereon to the related Lessee pursuant to the Lease, and (iii) the related Lessee hereby agrees to lease, or sublease, as the case may be, such Land, and any Building thereon, from the Lessor pursuant to the Lease. With respect to each IDB Property, (i) the applicable Authority may acquire such interest in the related Land from the applicable Seller as is transferred, sold, assigned and conveyed to the Authority pursuant to the applicable Purchase Agreement, (ii) the applicable Authority will lease such Land to the Lessor pursuant to the related IDB Lease, and (iii) the related Lessee hereby agrees to sublease such Land from the Lessor pursuant to the Lease (it being understood that any reference in the Operative Documents to the lease by a Lessee of an IDB Property shall be deemed to refer to the sublease thereof pursuant to the Lease, if title to such IDB Property is held by the related Authority).

                  (b) BUILDING. With respect to each parcel of Land on which a Building is to be constructed, subject to the terms and conditions of this Master Agreement, from and after the Closing Date relating to such Land (i) the Construction Agent agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on such Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Lenders and the Lessor agree to fund the Construction Costs with respect to such Building, (iii) the Lessor shall lease, or sublease, as the case may be, such Building as part of such Leased Property to the related Lessee pursuant to the Lease, and (iv) the related Lessee shall lease, or sublease, as the case may be, such Building from the Lessor pursuant to the Lease.

         SECTION 2.2    FUNDINGS OF PURCHASE PRICE AND CONSTRUCTION COSTS

                  (a) INITIAL FUNDING AND PAYMENT OF PURCHASE PRICE FOR LAND AND DEVELOPMENT COSTS ON CLOSING DATE. Subject to the terms and conditions of this Master Agreement, on the Closing Date for any Land, and any Building thereon, each Lender shall make available, or arrange to make available, to the Lessor its initial Loan with respect to such Land, and any Building thereon, in an amount equal to the product of such Lender's Commitment Percentage times the purchase price or the ground rent for such Land, and any Building thereon, and the Construction Costs incurred by the Construction Agent, as agent, through such Closing Date, which funds the Lessor shall use, together with the Lessor's own funds in an amount equal to the

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product of the Lessor's Commitment Percentage times the purchase price or ground rent for the related Land and any Building thereon, and the Construction Costs incurred by the Construction Agent, as agent for the Lessor, through such Closing Date, to purchase such Land, and any Building thereon, from the applicable Seller pursuant to the applicable Purchase Agreement or lease the Land and any Building thereon, from the applicable Ground Lessor pursuant to the applicable Ground Lease, as the case may be, and to pay the amount of such Construction Costs, and the Lessor shall lease, or sublease, as the case may be, such Land to the related Lessee pursuant to the Lease.

                  (b) SUBSEQUENT FUNDINGS AND PAYMENTS OF CONSTRUCTION COSTS DURING CONSTRUCTION TERM. Subject to the terms and conditions of this Master Agreement, if a Building is to be constructed on Land, on each Funding Date following the Closing Date for each such parcel of Land until the related Construction Term Expiration Date, (i) each Lender shall make available, or arrange to make available, to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date, which funds the Lessor hereby directs each Lender to pay over, or cause to be paid over, to the Agent, for distribution to the Construction Agent, as agent for the Lessor, as set forth in PARAGRAPH (d), and (ii) the Lessor shall pay over to the Agent, for distribution to the Construction Agent, as agent for the Lessor, its own funds (which shall constitute a part of, and an increase in, the Lessor's Invested Amount with respect to such Leased Property) in an amount equal to the product of the Lessor's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date.

                  (c) AGGREGATE LIMITS ON FUNDED AMOUNTS. The aggregate amount that the Funding Parties shall be committed to provide, or cause to be provided, as Funded Amounts under this Master Agreement and the Loan Agreement shall not exceed (x) with respect to each Leased Property, the costs of purchase (or ground lease, as the case may be) and construction of such Leased Property and the related Construction Costs, or (y) $45,000,000 in the aggregate for all Leased Properties. The aggregate amount that any Funding Party shall be committed to fund, or cause to be funded, under this Master Agreement and the Loan Agreement shall not exceed the lesser of (i) such Funding Party's Commitment and (ii) such Funding Party's Commitment Percentage of the aggregate Fundings requested under this Master Agreement.

                  (d) NOTICE, TIME AND PLACE OF FUNDINGS. With respect to each Funding, a Lessee or the Construction Agent, as the case may be, shall give the Lessor and the Agent an irrevocable prior telephone (followed within one Business Day with written) or written notice not later than 11:00 a.m., Atlanta, Georgia time, at least three Business Days prior to the proposed Closing Date or other Funding Date, as the case may be, pursuant, in each case, to a Funding Request in the form of EXHIBIT A (a "FUNDING REQUEST"), specifying the Closing Date or subsequent Funding Date, as the case may be, the amount of Funding requested, the Leased Property to which such Funding relates, whether such Funding shall be a LIBOR Advance or a Base Rate Advance or a combination thereof and the Rent Period(s) therefor. The Agent shall promptly forward a copy of each Funding Request to the Lenders (which distribution may be by e-mail or facsimile transmission). All documents and instruments required to be delivered on

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such Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor, the Construction Agent and the Agent. Each Funding shall occur on a Business Day and shall be in an amount equal to $100,000 or an integral multiple of $10,000 in excess thereof, with the exception of the final draw, which may be for such lesser amount as may be due and owing to fund the balance of the Construction Costs for the related Leased Property. All remittances made by, or caused to be made by, any Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to or, as is directed by, the Construction Agent, with receipt by the Construction Agent not later than 12:00 noon, Atlanta, Georgia time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in SECTION 3; such funds shall (1) in the case of the initial Funding on a Closing Date, be used to pay the purchase price to the applicable Seller, or ground rent to the applicable Ground Lessor, for the related Land and any Building thereon and pay Construction Costs related to such Land, and (2) in the case of each subsequent Funding be paid to the Construction Agent, as agent for the Lessor, for the payment or reimbursement of Construction Costs incurred through such Funding Date and not previously paid or reimbursed.

                  (e) LESSEE'S DEEMED REPRESENTATION FOR EACH FUNDING. Each Funding Request by a Lessee or the Construction Agent shall be deemed a reaffirmation of each Lessee's indemnity obligations in favor of the Indemnitees under the Operative Documents and a representation and warranty to the Lessor, the Agent and the Lenders that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents amounts owing in respect of the purchase price or ground rent of the related Land, and any Building thereon, and Construction Costs in respect of the Leased Property (in the case of the initial Funding on a Closing Date) or amounts that are then due to third parties in respect of the Construction, or amounts paid by the Construction Agent, as agent for the Lessor, to third parties which the Construction Agent has not previously been reimbursed by a Funding (in the case of any Funding), (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations and warranties of ADESA and each Lessee set forth in SECTION 4.1 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (f) NOT JOINT OBLIGATIONS. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, each Lender's and the Lessor's commitments shall be several, and not joint. In no event shall any Funding Party be obligated to fund, or cause to be funded, an amount in excess of such Funding Party's Commitment Percentage of any Funding, or to fund, or cause to be funded, amounts in the aggregate in excess of such Funding Party's Commitment.

                  (g) NON-PRO RATA FUNDINGS. Notwithstanding anything to the contrary set forth in this Master Agreement, but subject to SECTION 2.2(f) above, at the Agent's option, Fundings may be made by drawing on the Lessor's Commitment until such Commitment is fully funded before drawing on the Lenders' Commitments. In such event, when the Lessor's Commitment is fully funded, the Lenders will fund, or cause to be funded, on a pro rata basis as among themselves, 100% of the amount of the Fundings thereafter, PROVIDED that, in no event will the Lessor's Invested Amount be less than 3.5% of the aggregate Funded Amounts.

         SECTION 2.3    FUNDED AMOUNTS AND INTEREST AND YIELD THEREON; UNUSED
FEE
                  (a) The Lessor's Invested Amount for any Leased Property outstanding from time to time shall accrue yield ("YIELD") at the Lessor Rate, computed using the actual number of days elapsed and a 360 day year. If all or a portion of the principal amount of or Yield on the Lessor's Invested Amounts shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, to the maximum extent permitted by law, accrue Yield at the Overdue Rate, from the date of nonpayment until paid in full (both before and after judgment).

                  (b) Each Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Loan Agreement.

                  (c) During the Construction Term, in lieu of the payment of accrued interest, on each Payment Date, each Lender's Funded Amount in respect of a Construction Land Interest shall automatically be increased by the amount of interest accrued and unpaid on the related Loans pursuant to the Loan Agreement during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause such Lender's Funded Amount to exceed such Lender's Commitment, in which event the related Lessee shall pay such excess amount to such Lender in immediately available funds on such Payment Date). Similarly, in lieu of the payment of accrued Yield, on each Payment Date, the Lessor's Invested Amount in respect of a Construction Land Interest shall automatically be increased by the amount of Yield accrued on the Lessor's Invested Amount in respect of such Leased Property during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Lessor's Invested Amount to exceed the Lessor's Commitment, in which event the related Lessee shall pay such excess amount to the Lessor in immediately available funds on such Payment Date). Such increases in Funded Amounts may occur without any disbursement of funds by the Funding Parties, and without the need for delivery of a Funding Request.

                  (d) Three Business Days prior to the last day of each Rent Period, ADESA or ADESA California shall deliver (which delivery may be by facsimile) to the Lessor and the Agent a notice substantially in the form of
EXHIBIT I (each, a "PAYMENT DATE NOTICE"), appropriately completed, specifying the allocation of the Funded Amounts related to such Rent Period to LIBOR Advances and Base Rate Advances and the Rent Periods therefor, PROVIDED that no such allocation to LIBOR Advances shall be in an amount less than $1,000,000. Each such Payment Date Notice shall be irrevocable. The Agent shall promptly forward a copy of each Payment Date Notice to the Lenders (which distribution may be by e-mail or facsimile

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transmission). If no such notice is given, the Funded Amounts shall be allocated to a LIBOR Advance with a Rent Period of three (3) months.

                  (e) ADESA California agrees to pay to the Agent, for the pro rata benefit of the Funding Parties, an unused fee for each day from the date hereof until the Lease Termination Date equal to (i) the Fee Percentage TIMES
(ii) the aggregate Commitments, MINUS the Funded Amounts on such day, TIMES
(iii) 1/360. Such fees shall be payable in arrears on each Quarterly Payment Date and, prior to the Funding Termination Date, may be paid with the proceeds of Advances.

         SECTION 2.4 LESSEE OWNER FOR TAX PURPOSES. With respect to each Leased Property, it is the intent of the Lessees and the Funding Parties that for federal, state and local tax purposes and commercial and bankruptcy law purposes the Lease shall be treated as the repayment and security provisions of a loan by the Lessor to the Lessees, and that the related Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Property and all payments of Basic Rent during the Lease Term shall be treated as payments of interest and principal. Each of Lessor and each Lessee shall report the transactions contemplated by the Lease consistent with such treatment and shall take no position contrary thereto unless otherwise required by a determination within the meaning of Section 1313 of the Code or similar provision of state or local law. Nevertheless, each of Guarantor and each Lessee acknowledges and agrees that neither the Agent, nor any Funding Party, nor any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each of Guarantor and each Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.


                                  ARTICLE III.
                         CONDITIONS PRECEDENT; DOCUMENTS

         SECTION 3.1 CONDITIONS TO THE OBLIGATIONS OF THE FUNDING PARTIES ON EACH CLOSING DATE. The obligations of the Lessor and each Lender to carry out their respective obligations under SECTION 2 of this Master Agreement to be performed on the Closing Date with respect to any Land and any Building thereon shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel), on or prior to such Closing Date of the following conditions precedent, PROVIDED that the obligations of any Funding Party shall not be subject to any conditions contained in this SECTION 3.1 which are required to be performed by such Funding
Party:

                  (a) DOCUMENTS. The following documents shall have been executed and delivered by the respective parties thereto:

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                        (i)    DEED AND PURCHASE AGREEMENT; GROUND LEASE. The
                  related original Deed duly executed by the applicable Seller in favor of the Lessor and in recordable form, and copies of the related Purchase Agreement, assigned to the Lessor (unless Lessor is the original party thereto), shall each have been delivered to the Agent by ADESA or the related Lessee, with copies thereof to each other Funding Party or the related Ground Lease, duly assigned to the Lessor (unless Lessor is the original party thereto), shall have been delivered to the Agent, with copies thereof to each other Funding Party, as applicable (IT BEING UNDERSTOOD, that each Purchase Agreement and each Ground Lease shall be reasonably satisfactory in form and substance to the Lessor and the Lenders).

                        (ii) LEASE SUPPLEMENT. The original of the related Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent by such Lessee.

                        (iii) MORTGAGE AND ASSIGNMENT OF LEASE AND RENTS. Counterparts of the Mortgage (substantially in the form of EXHIBIT D-1 or D-2, as the case may be, attached hereto), duly executed by the Lessor and in recordable form, shall have been delivered to the Agent (which Mortgage shall secure all of the obligations of the Lessor under the Operative Documents to the Agent unless such mortgage is subject to a tax based on the amount of indebtedness secured thereby, in which case the amount secured will be limited to debt of the Lessor in an amount equal to 125% of the projected cost of acquisition and construction of such Leased Property); and the Assignment of Lease and Rents (substantially in the form of EXHIBIT B attached hereto) in recordable form, duly executed by the Lessor, shall have been delivered to the Agent by the Lessor.

                        (iv) SECURITY AGREEMENT AND ASSIGNMENT. If Buildings are to be constructed on the Land, counterparts of the Security Agreement and Assignment (substantially in the form of EXHIBIT C attached hereto), duly executed by the Construction Agent, with an acknowledgment and consent thereto satisfactory to the Lessor and the Agent duly executed by the related General Contractor and the related Architect or Engineer, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement or Engineer's Agreement certified by the Construction Agent, shall have been delivered to the Lessor and the Agent (it being understood and agreed that if no related Construction Contract, Architect's Agreement or Engineer's Agreement exists on such Closing Date, such delivery shall not be a condition precedent to the Funding on such Closing Date, and in lieu thereof the Construction Agent shall deliver complete copies of such Security Agreement and Assignment and consents concurrently with the Construction Agent's entering into such contracts). If such Leased Property is a Construction Land Interest, counterparts of the supplement to the Construction Agency Agreement for such Leased Property,

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

                  duly executed by the Construction Agent and the Lessor, shall have been delivered to the Agent.

                        (v) SURVEY. The related Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and the Agent, at such Lessee's expense, an accurate survey certified to the Lessor and the Agent in a form reasonably satisfactory to the Lessor and the Agent and prepared within one year of such Closing Date (or such other time period agreed to by the Lessor and the Agent) by a Person reasonably satisfactory to the Lessor and the Agent. Such survey shall (1) be acceptable to the Title Insurance Company for the purpose of providing extended coverage to the Lessor and a lender's comprehensive endorsement to the Agent, (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of such Leased Property onto any land owned by others, and (3) disclose no state of facts reasonably objectionable to the Lessor, the Agent or the Title Insurance Company, and be reasonably acceptable to each such Person.

                        (vi) TITLE AND TITLE INSURANCE. On such Closing Date, the Lessor shall receive from a title insurance company reasonably acceptable to the Lessor and the Agent an ALTA Owner's Policy of Title Insurance issued by such title insurance company and the Agent shall receive from such title insurance company an ALTA Mortgagee's Policy of Title Insurance issued by such title insurance company, in each case, in the amount of the projected cost of acquisition and construction of such Leased Property, reasonably acceptable in form and substance to the Lessor and the Agent, respectively (collectively, the "TITLE POLICY"). The Title Policy shall be dated as of such Closing Date, and, to the extent permitted under Applicable Law, shall include such affirmative endorsements as the Lessor or the Agent shall reasonably request.

                        (vii) APPRAISAL. Each Funding Party shall have received a report of the Appraiser (an "APPRAISAL"), paid for by Guarantor or the related Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to such Funding Party and shall state in a manner satisfactory to such Funding Party the estimated "as vacant" value of such Land and existing Buildings or any Building to be constructed thereon. Such Appraisal must show that the "as vacant" value of such Leased Property (if a Building is to be constructed on the Land, determined as if the Building had already been completed in accordance with the related Plans and Specifications and by excluding from such value the amount of assessments on such Leased Property) is at least 45% of the total cost of such Leased Property, including the cost of the trade fixtures, equipment and personal property related to such Leased Property and to be funded by the Funding Parties.

                        (viii) ENVIRONMENTAL AUDIT AND RELATED RELIANCE
                  LETTER. The Lessor and the Agent shall have received an Environmental Audit for such Leased Property, which shall be conducted in substantial compliance with ASTM standards and shall not include a recommendation for further investigation and is otherwise satisfactory to the Lessor and the Agent; and the firm that prepared the Environmental Audit for such Leased Property shall have delivered to the Lessor and the Agent a letter stating that the Lessor, the Agent and the Lenders may rely upon such firm's Environmental Audit of such Land, IT BEING UNDERSTOOD that the Lessor's and the Agent's acceptance of any such Environmental Audit shall not release or impair the Guarantor's or any Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to such Leased Property.

                        (ix) EVIDENCE OF INSURANCE. The Lessor and the Agent shall have received from the related Lessee certificates of insurance evidencing compliance with the provisions of Article VIII of the Lease (including the naming of the Lessor, the Agent and the Lenders as additional insured or loss payee with respect to such insurance, as their interests may appear), in form and substance reasonably satisfactory to the Lessor and the Agent.

                        (x) UCC FINANCING STATEMENT; RECORDING FEES; TRANSFER TAXES. Each Funding Party shall have received satisfactory evidence of (i) the execution and delivery to Agent of a UCC-1 and, if required by applicable law, UCC-2 financing statement to be filed with the Secretary of State of the applicable State (or other appropriate filing office) and the county where the related Land is located, respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to perfect such Funding Party's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the Lease, the related Lease Supplement, the related Mortgage and the related Assignment of Lease and Rents.

                        (xi) OPINIONS. An opinion of local counsel for the related Lessee qualified in the jurisdiction in which such Leased Property is located, substantially in the form set forth in EXHIBIT G attached hereto, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders. To the extent reasonably requested by the Agent, opinions supplemental to those delivered under SECTION 3.2(vi) and reasonably satisfactory to the Agent shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders.

                        (xii) GOOD STANDING CERTIFICATES. The Agent shall have received good standing certificates for the Lessor and the related Lessee from the appropriate offices of the state where the related Land is located.

                        (xiii) IDB PROPERTY. If such Leased Property is an
                  IDB Property or is otherwise subject to industrial development or revenue bonds, the IDB Documentation shall have been executed by the parties thereto, and shall be in form and substance reasonably acceptable to the Agent, the Lessor and the Lenders.

                  (b) LITIGATION. No action or proceeding shall have been instituted or, to the knowledge of any Funding Party, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect any Leased Property or any transaction contemplated by the Operative Documents or which would reasonably be expected to result in a Material Adverse Effect.

                  (c) LEGALITY. In the opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

                  (d) NO EVENTS. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking relating to such Leased Property shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect since December 31, 2000.

                  (e) REPRESENTATIONS. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (f) CUTOFF DATE. No Closing Date shall occur after the Funding Termination Date.

                  (g) APPROVAL. Except for the Leased Property located in San Joaquin County, California, the Lenders shall have approved such Leased Property for inclusion in the Lease.

         SECTION 3.2 ADDITIONAL CONDITIONS FOR THE INITIAL CLOSING DATE. The obligations of the Lessor and each Lender to carry out their respective obligations under SECTION 2 of this Master Agreement to be performed on the Initial Closing Date shall be subject to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel), on or prior to the Initial Closing Date of the following conditions precedent in addition to those set forth in SECTION 3.1, PROVIDED that the obligations of any Funding Party shall not be subject to any conditions contained in this SECTION 3.2 which are required to be performed by such Funding Party:

                        (i) LOAN AGREEMENT; GUARANTY AGREEMENTS. Counterparts of the Loan Agreement, duly executed by the Lessor, the Agent and each Lender shall have been delivered to each of the Lessor and the Agent. The Note, duly executed by the Lessor, shall have been delivered to the Agent. The Guaranty Agreements, duly executed by the respective Guarantors, shall have been delivered to the Agent.

                        (ii) MASTER AGREEMENT. Counterparts of this Master Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                        (iii) CONSTRUCTION AGENCY AGREEMENT. Counterparts of the Construction Agency Agreement, duly executed by the parties thereto shall have been delivered to each of the parties hereto.

                        (iv) LEASE. Counterparts of the Lease, duly executed by the Lessees party to this Master Agreement on the Initial Closing Date, and the Lessor, shall have been delivered to each Funding Party and the original, chattel paper copy of the Lease shall have been delivered to the Agent.

                        (v) LESSEE'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. Each of the Agent and the Lessor shall have received (x) a certificate of the Secretary or an Assistant Secretary of each Lessee party hereto on the Initial Closing Date and each Guarantor, attaching and certifying as to (i) the Board of Directors' (or appropriate committee's) resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party,
                  (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation and (iv) its by-laws, and (y) good standing or active status certificates for each Lessee party hereto on the Initial Closing Date and each Guarantor from the appropriate offices of the states of such Guarantor's or such Lessee's incorporation and principal place of business.

                        (vi) OPINIONS OF COUNSEL. The opinions of Ice Miller, in-house counsel for ADESA and in-house counsel for Parent, each dated the Initial Closing Date, containing such matters as the parties to whom it is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders. The opinion of Brown McCarroll L.L.P., dated the Initial Closing Date, containing such matters as the parties to whom it is addressed shall reasonably request, shall have been delivered to each of the Agent, the Lenders and ADESA.

                        (vii) GOOD STANDING CERTIFICATE. The Agent and ADESA shall have received a good standing certificate for the Lessor and the General Partner from the appropriate office of the State of Texas.

                        (viii) LESSOR'S CONSENTS AND INCUMBENCY CERTIFICATE,
                  ETC. The Agent and ADESA shall have received a certificate of the Secretary or an Assistant Secretary of the General Partner of the Lessor attaching and certifying as to (i) the consents of the partners of the Lessor duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, and (iii) the Partnership Agreement.

         SECTION 3.3 CONDITIONS TO THE OBLIGATIONS OF LESSEE. The obligations of any Lessee to lease a Leased Property from the Lessor are subject to the fulfillment on the related Closing Date to the satisfaction of, or waiver by, such Lessee, of the following conditions precedent:

                  (a)   GENERAL CONDITIONS. The conditions set forth in SECTIONS
3.1 and 3.2 that require fulfillment by the Lessor or the Lenders shall have been satisfied.

                  (b) LEGALITY. In the opinion of such Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Lessee to participate in any of the transactions contemplated by the Operative Documents.

                  (c) PURCHASE AGREEMENT; GROUND LEASE. The Purchase Agreement and, if applicable, the Ground Lease and all documents to be delivered under the Purchase Agreement or Ground Lease, including title insurance, survey and environmental audit, shall be reasonably satisfactory to such Lessee.

         SECTION 3.4    CONDITIONS TO THE OBLIGATIONS OF THE FUNDING
PARTIES ON EACH FUNDING DATE. The obligations of the Lessor and each Lender to carry out their respective obligations under SECTION 2 of this Master Agreement to be performed on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) on or prior to each such Funding Date of the following conditions precedent, PROVIDED that the obligations of any Funding Party shall not be subject to any conditions contained in this SECTION 3.4 which are required to be performed by such Funding Party:

                  (a) FUNDING REQUEST. The Lessor and the Agent shall have received from the Construction Agent or a Lessee the Funding Request therefor pursuant to SECTION 2.2(d).

                  (b) CONDITIONS FULFILLED. As of such Funding Date, the conditions set forth in SECTIONS 3.1(c) and (d) shall have been satisfied.

                  (c) REPRESENTATIONS. As of such Funding Date, both before and after giving effect to the Funding requested by the Construction Agent or a Lessee on such date, the representations and warranties that the Construction Agent or such Lessee is deemed to make pursuant to SECTION 2.2(e) shall be true and correct in all material respects on and as of such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (d) NO BONDED STOP NOTICE OR FILED MECHANICS LIEN. As of such Funding Date, and as to any Funded Amount requested for any Leased Property on such Funding Date, (i) none of the Lessor, the Agent or any Lender has received (with respect to such Leased Property) a bonded notice to withhold Loan funds that has not been discharged by the related Lessee or the Construction Agent, and (ii) no mechanic's liens or materialman's liens have been filed against such Leased Property that have not been discharged by the related Lessee, bonded over in a manner reasonably satisfactory to the Agent or insured over by the Title Insurance Company.

                  (e) LEASE SUPPLEMENT. If the Funding relates to a Building that will be leased under a Lease Supplement separate from the Lease Supplement for the related Land, the original of such separate Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent.

         SECTION 3.5 COMPLETION DATE CONDITIONS. The occurrence of the Completion Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

                  (a) CERTIFICATE OF OCCUPANCY. The Construction Agent shall have furnished to the Agent copies of a certificate or certificates of occupancy for such Leased Property or other legally equivalent permission to occupy such Leased Property.

                  (b) CONSTRUCTION COMPLETION. Any related Construction shall have been completed substantially in accordance with the related Plans and Specifications (subject to punch list requirements), the related Deed and all Applicable Laws, and such Leased Property shall be ready for occupancy and operation. All fixtures, equipment and other property contemplated under the Plans and Specifications to be incorporated into or installed in such Leased Property shall have been substantially incorporated or installed, free and clear of all Liens except for Permitted Liens.

                  (c) CONSTRUCTION AGENT CERTIFICATION. The Construction Agent shall have furnished the Lessor, the Agent and each Lender with a certification of the Construction Agent (substantially in the form of EXHIBIT H) that:

                        (i) all amounts owing to third parties for the related Construction have been paid in full (other than contingent obligations for which the Construction Agent, as agent for the Lessor, has made adequate reserves), and no litigation or proceedings are pending, or to the best of the Construction Agent's knowledge, are threatened, against such Leased Property or the Construction Agent or the related Lessee which could reasonably be expected to have a Material Adverse Effect;

                        (ii) all material consents, licenses and permits and other governmental authorizations or approvals required for such Construction and operation of such Leased Property have been obtained and are in full force and effect;

                        (iii) such Leased Property has available all services of public facilities and other utilities necessary for use and operation of such Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the related Building and public highways for pedestrians and motor vehicles;

                        (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and neither the Construction Agent nor the related Lessee has any knowledge of any pending modification or cancellation of any of the same; and the use of such Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

                        (v) all of the requirements and conditions set forth in SECTION 3.5(b) hereof have been completed and fulfilled with respect to such Leased Property and the related Construction; and

                        (vi) such Leased Property is in compliance in all material respects with all applicable zoning laws and regulations.

         SECTION 3.6 ADDITION OF LESSEES. After the date hereof, additional Subsidiaries of ADESA may become Lessees hereunder and under the other Operative Documents upon satisfaction of the following conditions precedent:

                  (a) such Subsidiary and each Guarantor shall have executed and delivered to the Agent and the Lessor a Joinder Agreement, substantially in the form of EXHIBIT E;

                  (b) such Subsidiary shall have delivered to each of the Agent and the Lessor (x) a certificate of the Secretary or an Assistant Secretary of such Subsidiary, attaching and certifying as to (i) the Board of Directors' (or other governing body) resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation or other organizational documents, certified as of a recent date by the Secretary of State of its incorporation or formation and (iv) its by-laws, if applicable, and (y) good standing or active status certificates from the appropriate offices of the States of such Subsidiary's incorporation or formation and principal place of business;

                  (c) such Subsidiary shall have delivered an opinion of Ice Miller, or other counsel to such Subsidiary, addressed to each of the Lessor, the Agent and the Lenders, substantially in the form of the opinion delivered by counsel to ADESA on the Initial Closing Date; and

                  (d) the Agent, the Lessor and the Lenders shall have received such other documents, certificates and information as any of them shall have reasonably requested.


                                   ARTICLE IV.
                                 REPRESENTATIONS

         SECTION 4.1 REPRESENTATIONS OF ADESA AND OTHER LESSEES. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each of ADESA and each Lessee represents and warrants to each of the other parties hereto as follows:

                  (a) ORGANIZATION; CORPORATE POWERS. It (i) is a corporation duly organized, validly existing under the laws of the State of Indiana, in the case of ADESA, or of the jurisdiction of its organization, in the case of any Lessee, for which the most recent required biennial report has been filed with the office of the Secretary of State of Indiana or which is otherwise in good standing, as applicable, and no articles of dissolution have been filed in such office, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to be duly qualified and in good standing would have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents.

                  (b) AUTHORITY. It has the requisite corporate power and authority to execute, deliver and perform the Operative Documents executed or to be executed by it; and the execution, delivery and performance (or recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated on its part thereby, have been duly approved by its Board of Directors and no other corporate proceedings on its part are necessary to consummate the transactions so contemplated.

                  (c) DUE EXECUTION AND DELIVERY OF OPERATIVE DOCUMENTS. The Operative Documents executed by it have been duly executed and delivered (or recorded or filed, as the case may be) by it, and, in each case, constitute its legal, valid and binding obligation, enforceable against it in accordance with the respective terms of each such Operative Document, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

                  (d) NO CONFLICT. The execution, delivery and performance by it of each Operative Document to which it is a party and of each of the transactions contemplated thereby do not and will not (i) violate any Applicable Law or Contractual Obligation binding on it the consequences of which violation, singly or in the aggregate, would have a Material Adverse Effect, (ii) result in or require the creation or imposition of any Lien whatsoever on any Leased Property (other than Permitted Liens) or (iii) require any approval of stockholders which has not been obtained.

                  (e) GOVERNMENTAL CONSENTS. Except as have been made, obtained or given, no filing or registration with, consent or approval of, notice to, with or by any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance by it of the Operative Documents to which it is a party, the use of the proceeds of the Funding made to effect the acquisition of the interest in the Land and the use of the Leased Property, or the legality, validity, binding effect or enforceability of any Operative Document.

                  (f) GOVERNMENTAL REGULATION. It is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (g) REQUIREMENTS OF LAW. It is in compliance with all Requirements of Law applicable to it and its business, in each case where the failure to so comply would have a Material Adverse Effect, either individually or together with other such cases.

                  (h) RIGHTS IN RESPECT OF THE LEASED PROPERTY. It is not a party to any contract or agreement to sell any interest in any Leased Property or any part thereof other than pursuant to this Master Agreement and the Lease.

                  (i) TAXES. It and its Affiliates have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings, and as to which there is no imminent threat of forfeiture, and with respect to which it or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP; it knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect; and the charges, accruals and reserves on the books of ADESA and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

                  (j) USE OF PROCEEDS; MARGIN REGULATIONS. It will apply the proceeds of the Fundings as set forth in SECTION 2 hereof; no part of the proceeds from the Fundings will be used, directly or indirectly by it, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve it in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

                  (k) ERISA. It has not incurred any material accumulated funding deficiency as defined in ERISA and the regulations promulgated thereunder and no Reportable Event has occurred with respect to any Pension Plan involving it; neither has the Pension Benefit Guaranty Corporation asserted that it has incurred any material liability in connection with any such pension plan nor has any lien attached nor any Person threatened to attach a lien on any of its property as a result of the failure of it or any of its Affiliates to comply with ERISA or regulations promulgated thereunder.

                  (l) SOLVENCY. The transactions contemplated by this Master Agreement and the other Operative Documents have not been entered into by it in contemplation of its insolvency nor have such transactions been entered into with the intent to hinder, delay or defraud its equity holders or its creditors.

                  (m) DISCLOSURE. Neither this Master Agreement nor any of the other Operative Documents, nor any certificate or other document furnished to any other party hereto by it or on its behalf pursuant to any Operative Document contains, or will contain, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein not misleading. There are no facts known to it which, individually or in the aggregate, materially adversely affect, or could reasonably be expected to materially adversely affect, the condition, business or affairs of ADESA and its Subsidiaries or their respective properties and assets, taken as a whole, which have not been disclosed herein or in written materials delivered to any other party hereto in connection with the negotiation of the Operative Documents.

                  (n) TITLE TO COLLATERAL. It owns good and marketable title to all collateral pledged as security for its obligations in connection with the transactions contemplated by this Master Agreement and the other Operative Documents free and clear of all liens and encumbrances, except as disclosed in writing to the Agent and the Funding Parties.

                  (o) OTHER OBLIGATIONS. It is not a party to or bound by any agreement, contract, instrument or understanding or commitment of any kind or subject to any corporate or other restriction, the performance or observance of which by it now or, as far it can reasonably foresee, will have a Material Adverse Effect, financial or otherwise, upon the assets or business of ADESA and its Subsidiaries taken as a whole; and neither it nor any other person or party to a contract or agreement material to its financial condition or operations, taken as a whole, is in default under any such contract or agreement, and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder.

                  (p) FINANCIAL STATEMENTS. The consolidated balance sheets of ADESA and its Subsidiaries as of the quarterly period most recently ended before the Initial Closing Date and the statements of income for the period then ended, heretofore furnished to the Agent and each Funding Party, are true and complete, have been prepared in accordance with GAAP (except for the absence of footnotes and the lack of year end adjustments) and fairly present in all material respects the consolidated financial condition of ADESA and its Subsidiaries as of the date thereof and the results of their operations for the period then ended. Since the date thereof, there has been no material adverse change in the financial condition, properties or businesses of ADESA and its Subsidiaries which has not been disclosed in writing by ADESA to the Agent and each Funding Party.

                  (q)   HAZARDOUS MATERIALS - LEASED PROPERTIES.

                        (i) To the Knowledge of the related Lessee, except as described in the related Environmental Audit, on the Closing Date for each Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported to or from such Leased Property (except in compliance in all material respects with all Applicable Law).

                        (ii) On the related Closing Date, no Governmental Actions have been taken or are in process or have been threatened, which could reasonably be expected to subject such Leased Property, any Lender or the Lessor to any material Claims or Liens with respect to such Leased Property under any Environmental Law or would otherwise have a Material Adverse Effect.

                        (iii) The related Lessee has, or will obtain on or before the date required by Applicable Law, all Environmental Permits necessary to operate each Leased Property, if any, in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to obtain such Environmental Permits or to so comply would not have a Material Adverse Effect.

                        (iv) Except as set forth in the related Environmental Audit or in any notice subsequently furnished by the related Lessee to the Agent and approved by the Agent in writing prior to the respective times that the representations and warranties contained herein are made or deemed made hereunder, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the related Lessee, no penalty has been assessed on the related Lessee and no investigation or review is pending or, to its Knowledge, threatened by any Governmental Authority or other Person in each case relating to any Leased Property with respect to any alleged material violation or liability of the related Lessee under any Environmental Law. To the Knowledge of the related Lessee, no material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to any Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

                        (v) Each Leased Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and, to the Knowledge of the related Lessee, there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that would reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Funding Party or the related Lessee,
                  (B) cause such Leased Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, other than notices filed in the ordinary course of business, or (D) prevent or materially interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

                  (r) LEASED PROPERTY. The present condition of each Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to such Leased Property, and the related Lessee's future intended use of such Leased Property under the Lease does not violate any Applicable Law, except for any such violations that have not had, and would not have, a Material Adverse Effect. To the Knowledge of the related Lessee, no material notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to any Leased Property or any present or intended future use thereof. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the related Lessee's Knowledge will be, obtained and are or will be in full force and effect, and the related Lessee has no Knowledge of any pending material modification or cancellation of any of the same.

         SECTION 4.2    SURVIVAL OF REPRESENTATIONS AND EFFECT OF FUNDINGS.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in SECTION 4.1 shall survive delivery of the Operative Documents and every Funding, and shall remain in effect until all of the Obligations are fully and irrevocably paid.

                  (b) EACH FUNDING A REPRESENTATION. Each Funding accepted by a Lessee or the Construction Agent shall be deemed to constitute a representation and warranty by ADESA and each Lessee to the effect of SECTION 4.1.

         SECTION 4.3 REPRESENTATIONS OF THE LESSOR. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, in each case, with respect to each of the Leased Properties, the Lessor represents and warrants to the Agent, the Lenders, ADESA and the Lessees as follows:

                  (a) SECURITIES ACT. The interest being acquired or to be acquired by the Lessor in such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, PROVIDED that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with SECTION 6.1.

                  (b) DUE ORGANIZATION, ETC. The Lessor is a limited partnership duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located and has full power, authority and legal right to execute, deliver and perform its obligations under the Lease, this Master Agreement and each other Operative Document to which it is or will be a party.

                  (c) DUE AUTHORIZATION; ENFORCEABILITY, ETC. This Master Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                  (d) NO CONFLICT. The execution and delivery by the Lessor of the Lease, this Master Agreement and each other Operative Document to which the Lessor is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each are not and will not be, inconsistent with its Partnership Agreement, do not and will not contravene any Applicable Law applicable generally to parties providing financing and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of Lessor, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority applicable generally to parties providing financing, except such as have been obtained, given or accomplished, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

                  (e) LITIGATION. There are no pending or, to the knowledge of the Lessor, threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency with respect to any Operative Document or that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Master Agreement or any other Operative Documents to which it is or will be a party.

                  (f) LESSOR LIENS. No Lessor Liens (other than those expressly created by the Operative Documents) exist on any Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Master Agreement or any other Operative Document to which it is or will be a party will not subject any Leased Property, or any portion thereof, to any Lessor Liens (other than those expressly created by the Operative Documents).

                  (g) EMPLOYEE BENEFIT PLANS. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

                  (h) GENERAL PARTNER. The sole general partner of the Lessor is Atlantic Financial Managers, Inc., and the General Partner is duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located.

                  (i) FINANCIAL INFORMATION. (A) The unaudited balance sheet of the Lessor as of December 31, 2000 and the related statements of income, partners' capital and cash flows for the year then ended, copies of which have been delivered to the Agent, fairly present, in conformity with sound accounting principles, the financial condition of the Lessor as of such date and the results of operations and cash flows for such period.

                  (B) Since December 31, 2000, there has been no event, act, condition or occurrence having a material adverse effect upon the financial condition, operations, performance or properties of the Lessor, or the ability of the Lessor to perform in any material respect its obligations under the Operative Documents.

                  (j) NO OFFERING. The Lessor has not offered the Notes to any Person in any manner that would subject the issuance thereof to registration under the Securities Act or any applicable state securities laws.

                  (k) INVESTMENT COMPANY. The Lessor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.4 REPRESENTATIONS OF EACH LENDER. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each Lender represents and warrants to the Lessor and to the Lessees as follows:

                  (a) SECURITIES ACT. The interest being acquired or to be acquired by such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, PROVIDED that such Lender shall be entitled to assign, convey or transfer its interest in accordance with SECTION 6.2.

                  (b) EMPLOYEE BENEFIT PLANS. Such Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.


                                   ARTICLE V.
                   COVENANTS OF ADESA, LESSEES AND THE LESSOR

         SECTION 5.1 QUALIFICATION AS TO CORPORATE STATUS. Each of ADESA and each Lessee shall remain a validly existing corporation, partnership or limited liability company organized under the laws of its state of formation and shall qualify and remain qualified to do business in each State in which the Leased Property leased by such Lessee is located.

         SECTION 5.2 FURTHER ASSURANCES. Upon the written request of the Agent or any Funding Party, each of ADESA and each Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents to be signed by ADESA or such Lessee and recorded or filed at such places and times in such manner as may be necessary or requested by the Agent or such Funding Party to preserve, protect and perfect the interest of the Agent and the Funding Parties in the Leased Properties as contemplated by the Operative Documents.

         SECTION 5.3    REPORTING.

                  (a) FINANCIAL STATEMENTS. ADESA shall deliver or cause to be delivered to the Agent and each Funding Party:

                        (i) As soon as practicable, and in any event within forty-five (45) days after the close of each of the first three quarterly accounting periods in each Fiscal Year, the consolidated balance sheet of ADESA and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations for such quarterly period and for the elapsed portion of the current Fiscal Year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior Fiscal Year, which financial statements shall be certified by a duly authorized officer of ADESA that they fairly present in all material respects the consolidated financial condition of ADESA and its Subsidiaries as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments, PROVIDED that so long as ADESA is subject to informational requirements of the Securities Exchange Act and in accordance therewith files reports and other information with the SEC, the Agent and the Funding Parties shall be deemed to have been furnished with the foregoing reports and forms so long as such reports and forms are available for electronic access at the SEC's homepage on the internet;

                        (ii) As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, consolidated balance sheets of ADESA and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of earnings, shareholders' equity and changes in cash flows of ADESA and its Subsidiaries for such Fiscal Year, setting forth in comparative form the consolidated figures for ADESA and its Subsidiaries for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers or other independent public accountants of recognized national standing selected by ADESA which report shall be unqualified as to the scope of audit and as to the status of ADESA and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly in all material respects the financial position of ADESA and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP (or, in the event of a change in accounting principles, such accountants' concurrence with such change) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, PROVIDED that so long as ADESA is subject to informational requirements of the Securities Exchange Act and in accordance therewith files reports and other information with the SEC, the Agent and the Funding Parties shall be deemed to have been furnished with the foregoing reports and forms so long as such reports and forms are available for electronic access at the SEC's homepage on the internet;

                        (iii) Together with each delivery of any financial statements pursuant to CLAUSES (i) and (ii) of this subsection, an officer's certificate of ADESA, executed by a duly authorized officer of ADESA, stating (A) that the signer has instituted procedures for the review of the terms of this Master Agreement and the principal Operative Documents and the review in reasonable detail of the transactions and conditions of ADESA and its Subsidiaries taken as a whole during the accounting period covered by such financial statements, and that such review has not disclosed the existence, during or at the end of such accounting period, nor does the signer have knowledge of the existence as of the date of such officer's certificate, of any condition or event which constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action ADESA has taken, is taking and proposes to take with respect thereto, (B) that, to the best of such officer's knowledge, the financial statements delivered pursuant to CLAUSE (i) of this subsection present fairly in all material respects the financial position of ADESA and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP, and (C) that ADESA is in compliance with each of the covenants contained in SECTION
         5.5 hereof, and setting out in reasonable detail the data and calculations upon which the officer bases such statement;

                        (iv) Promptly, and in any event within five (5) Business Days after an executive officer of ADESA or any Lessee obtains knowledge thereof, notice of (A) the occurrence of any event which constitutes an Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action ADESA or such Lessee proposes to take with respect thereto and (B) any litigation or governmental proceedings pending against ADESA or any Lessee which, if determined adversely to such Lessee, would have a Material Adverse Effect on such Lessee's ability to perform under the Operative Documents; and

                        (v) With reasonable promptness, such information with respect to the financial condition of ADESA, any Lessee or any Leased Property as from time to time may be reasonably requested by the Agent or any Funding Party; PROVIDED, HOWEVER, that the Agent and each Funding Party shall keep such information confidential, except in connection with enforcement or exercise of the Agent's or any Funding Party's rights under this Master Agreement or the other Operative Documents, or otherwise available at law or in equity and PROVIDED, FURTHER, that the Agent and each Funding Party may disclose such information to the extent necessary to respond to inquiries of bank regulatory authorities or to comply with legal process or any other legal disclosure obligations, or to the extent such information has been made publicly available by parties other than the Agent or any Funding Party.

         (b) OTHER REPORTS. Promptly after the same are available to it, during any period in which ADESA shall be or become a reporting company under the Securities Exchange Act, ADESA shall deliver to the Agent and each Funding Party copies of the annual report of ADESA and each filing made by ADESA or any Affiliate thereof with the SEC.

         SECTION 5.4    AFFIRMATIVE COVENANTS OF ADESA.

         (a) COMPLIANCE WITH LAW. ADESA will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) PAYMENT OF TAXES AND CLAIMS. ADESA will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of ADESA or any Subsidiary, provided that neither ADESA nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by ADESA or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and ADESA or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of ADESA or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (c) CORPORATE EXISTENCE. Each of ADESA and each Lessee will at all times preserve and keep in full force and effect its corporate, partnership or limited liability company existence. ADESA will at all times preserve and keep in full force and effect the corporate, partnership or limited liability company existence of each of its Subsidiaries (unless merged into ADESA or a Subsidiary) and all rights and franchises of ADESA and its Subsidiaries unless, in the good faith judgment of ADESA, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (d) MAINTENANCE OF PROPERTIES. ADESA will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this SECTION 5.4(d) shall not prevent ADESA or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and ADESA has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.5    FINANCIAL COVENANTS.  ADESA shall at all times:

         (a) MAXIMUM TOTAL FUNDED DEBT TO EBITDA RATIO. Maintain, as of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2000, a Total Funded Debt to EBITDA Ratio of not greater than 3.75:1.00 for each Fiscal Quarter ending prior to December 31, 2001 and 3.50:1.00 for each Fiscal Quarter ending on or after December 31, 2001.

         (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Maintain, as of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2000, a Fixed Charge Coverage Ratio of not less than 1.30:1.00.

         (c) MINIMUM NET WORTH. Maintain at all times a Net Worth of not less than $406,806,505 with such minimum amount to be permanently increased at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on March 31, 2001, by an amount equal to fifty percent (50%) of Net Income for such Fiscal Quarter; PROVIDED, HOWEVER, in the event that the Consolidated Companies suffer a net loss for any Fiscal Quarter, Net Income shall be deemed to be $0 for such Fiscal Quarter, so that in no event shall Net Worth at the end of any Fiscal Quarter be less than that required at the end of the preceding Fiscal Quarter.

         SECTION 5.6 ADDITIONAL REQUIRED APPRAISALS. If, as a result of any change in Applicable Law after the date hereof, an Appraisal of all or any of the Leased Properties is required during the Lease Term under Applicable Law with respect to any Funding Party's interest therein, such Funding Party's Funded Amount with respect thereto or the Operative Documents, then the related Lessee shall pay the reasonable cost of such Appraisal.

         SECTION 5.7 LESSOR'S COVENANTS. The Lessor covenants and agrees that, unless the Agent, ADESA and the Lenders shall have otherwise consented in writing:

                  (a) the proceeds of the Loans received from the Lenders will be used by the Lessor solely to acquire the related Leased Property and to pay the Construction Agent, as agent for the Lessor, or the related Lessee for Construction Costs. No portion of the proceeds of the Loans will be used by the Lessor (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation or (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock;

                  (b) it shall not engage in any business or activity, or invest in any Person, except for activities similar to its activities conducted on the date hereof, the Transaction and lease transactions similar to the Transaction;

                  (c) it will maintain tangible net worth in an amount no less than the sum of (i) $100,000 PLUS (ii) 3% of its total assets (calculated assuming no reduction in the value of any leased property from its original cost to the Lessor) and will at all times be solvent (as defined in the Bankruptcy
Code);

                  (d) it will deliver to the Agent and ADESA, as soon as available and in any event within 90 days after the end of each fiscal year, a balance sheet of the Lessor as of the end of such fiscal year and the related statements of income, partners' capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with sound accounting principles, together with copies of its tax returns, all certified by an officer of the General Partner (and if the Lessor ever prepares audited financial statements, it shall deliver copies thereof to the Agent and ADESA);

                  (e) it will permit the Agent and its representatives to examine, and make copies from, the Lessor's books and records, and to visit the offices and properties of the Lessor for the purpose of examining such materials, and to discuss the Lessor's performance hereunder with any of its, or its general partner's, officers and employees, in each case during normal business hours and upon reasonable notice;

                  (f) it shall not consent to or permit the creation of any easement or other restriction against any Leased Property other than as permitted pursuant to Article VI of the Lease; and

                  (g) it shall not incur or permit to exist, and will promptly discharge each Lessor Lien and shall indemnify the Lenders and the Lessees for any loss, cost, expense or diminution in value of any Leased Property resulting from, or incurred as a result of, such Lessor Liens.

                                   ARTICLE VI.
                        TRANSFERS BY LESSOR AND LENDERS;
                      DISTRIBUTION OF PAYMENTS AND PROCEEDS

         SECTION 6.1 LESSOR TRANSFERS. The Lessor shall not assign, convey, encumber or otherwise transfer all or any portion of its right, title or interest in, to or under any Leased Property or any of the Operative Documents, except to a Lessee in accordance with the Operative Documents without the prior written consent of the Lenders and, unless an Event of Default has occurred and is continuing, ADESA. Any proposed transferee of the Lessor shall make the representation set forth in SECTION 4.3 to the other parties hereto.


         SECTION 6.2    LENDER TRANSFERS

                  (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                  (b) Each Lender may assign all or a portion of its interests, rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Person; PROVIDED, HOWEVER, that (i) the Agent and, except during the continuance of a Potential Event of Default or Event of Default, ADESA must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to another Lender or Affiliate of the assigning Lender, (ii) unless such Lender is assigning all of its Commitment, after giving effect to such assignment, the Commitment of both the assignor and the assignee is at least $1,000,000 and
(iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and, a processing and recordation fee of $2,500. Any such assignment of the Loans shall include both the A Loans and the B Loans of such assigning Lender, on a pro rata basis. From and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Master Agreement and the Loan Agreement.

                  (c) Each Lender may, without the consent of ADESA or any Lessee, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitments in the Loans owing to it), PROVIDED, HOWEVER, that (i) no Lender may sell a participation in its Commitment (after giving effect to any permitted assignment hereunder) in an amount in excess of fifty percent (50%) of such Commitment (PROVIDED that (1) sales of participations to an Affiliate of such Lender shall not be included in such calculation and (2) no such maximum amount shall be applicable to any participation sold at any time there exists an Event of Default), (ii) such Lender's obligations under this Master Agreement and the Loan Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating bank or other entity shall not be entitled to any greater benefit than its selling Lender under the cost protection provisions contained in SECTION 7.5 of this Master Agreement, and (v) ADESA, each Lessee, the Agent and the other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Master Agreement and the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of Lessor relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Master Agreement and the Loan Agreement (except that such Lender may permit the participant to approve any amendment, modification or waiver which would reduce the principal of or the interest rate on its Loan, extend the term of such Lender's Commitment, reduce the amount of any fees to which such participant is entitled or extend the final scheduled payment date of any Loan, IT BEING UNDERSTOOD that in all events, the other parties hereto may conclusively rely on such Lender's approval of any such amendment, modification or waiver and shall have no obligation to ascertain whether such participant has approved such amendment, modification or waiver). Any Lender selling a participation hereunder shall provide prompt written notice to the Agent of the name of such participant.

                  (d) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to ADESA or its Subsidiaries furnished to such Lender by or on behalf of ADESA. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by this Master Agreement. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or any Lessee relating to such confidential information unless otherwise properly disposed of by such entity.

                  (e) Any Lender may at any time assign all or any portion of its rights under this Master Agreement and the Note to a Federal Reserve Bank without complying with the requirements of PARAGRAPH (b) above; PROVIDED that no such assignment shall release such Lender from any of its obligations hereunder.

                  (f) The Lenders hereby acknowledge and agree that the Lessees shall have the right to the quiet enjoyment of the Leased Properties pursuant to the Lease, whether or not a Loan Event of Default that is not an Event of Default has occurred and is continuing, so long as no Event of Default has occurred and is continuing.

         SECTION 6.3    DISTRIBUTION AND APPLICATION OF RENT PAYMENTS.

                  (a) BASIC RENT. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Agent shall be distributed pro rata to the Funding Parties to be applied to the amounts of accrued and unpaid interest (including overdue interest) on the Loans and accrued and unpaid Yield (including overdue Yield).

                  (b) SUPPLEMENTAL RENT. Each payment of Supplemental Rent received by the Agent shall be paid to or upon the order of the Person owed the same in accordance with the Operative Documents.

                  (c) PAYMENT DIRECTION. The Lessor hereby irrevocably directs each Lessee, each Guarantor and the Construction Agent to make all payments payable by any of them under the Operative Documents to the Agent (as assignee of the Lessor), other than indemnity payments that are for the account of the Lessor (which shall be payable directly to the Lessor).

         SECTION 6.4 DISTRIBUTION AND APPLICATION OF PURCHASE PAYMENT. With respect to any Leased Property, the payment by a Lessee of:

                  (a) the purchase price for a consummated sale of such Leased Property received by the Agent in connection with such Lessee's exercise of the Purchase Option or Partial Purchase Option under Section 14.1 of the Lease or such Lessee's or the Construction Agent's exercise of its option to purchase such Leased Property under Section 5.3 of the Construction Agency Agreement, or

                  (b) the payment payable in connection with such Lessee's compliance with its obligation to purchase the Leased Property in accordance with Section 14.2 or 14.3 of the Lease, or

                  (c)   the Leased Property Balance therefor in accordance with
Section 10.1 or Section 10.2 of the Lease, shall be distributed by the Agent, as promptly as possible, to the Funding Parties PRO RATA in accordance with, and for application to, their respective Funding Party Balances in respect of such Leased Property or Properties (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property or Properties).

         SECTION 6.5 DISTRIBUTION AND APPLICATION TO FUNDING PARTY BALANCES OF LESSEE PAYMENT OF RECOURSE DEFICIENCY AMOUNT UPON EXERCISE OF REMARKETING OPTION. With respect to any Leased Property, the payment by a Lessee of the Recourse Deficiency Amount to the Agent on the Lease Termination Date in accordance with Section 14.6 or Section 14.7 of the Lease following the Lessees' exercise of the Remarketing Option, shall be applied by the Agent to the accrued and unpaid interest on, and the outstanding principal of, the A Loans in respect of such Leased Property. With respect to any Leased Property, the payment by a Lessee or the Construction Agent of the Construction Failure Payment with respect thereto pursuant to the Construction Agency Agreement shall be applied by the Agent, FIRST to the accrued and unpaid interest on, and the outstanding principal of, the A Loans in respect of such Leased Property, SECOND to the accrued and unpaid interest on, and outstanding principal of, the B Loans related to such Leased Property and THIRD to the accrued and unpaid Yield on, and outstanding Lessor Invested Amount related to such Leased Property.

         SECTION 6.6 DISTRIBUTION AND APPLICATION TO FUNDING PARTY BALANCES OF REMARKETING PROCEEDS OF LEASED PROPERTY. (a) Any payments received by the Lessor as proceeds from the sale of any Leased Property sold pursuant to the Lessees' exercise of the Remarketing Option pursuant to Section 14.6 or 14.7 of the Lease, shall be distributed (or applied, in the case of CLAUSE THIRD below) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received in the funds so received) in the following order of priority:

                  FIRST, to the extent not previously deducted from such proceeds, to the Agent and the Funding Parties as reimbursement for any and all reasonable remarketing, sale, closing or other transfer costs, prorations or commissions (including broker fees, appraisal costs, legal fees and expenses and transfer taxes), paid or incurred by the Agent or any Funding Party and not reimbursed by the Lessees, PRO RATA according to the amount of such costs and fees;

                  SECOND, to the Lenders PRO RATA for application to their B Loans in respect of all of the Leased Properties, an amount equal to their B Loans in respect of all of the Leased Properties;

                  THIRD, to the Lessor for application to the Lessor's Invested Amounts in respect of all of the Leased Properties, an amount equal to the Lessor's Invested Amounts in respect of all of the Leased Properties;

                  FOURTH, to the Funding Parties PRO RATA for application to any other amount owing to the Funding Parties under the Operative Documents (including accrued and unpaid interest on the Loans, accrued and unpaid Yield and any outstanding principal of the A Loans), an amount equal to such other amounts; and

                  FIFTH, (i) if sold by a Lessee pursuant to Section 14.6 of the Lease, the excess, if any, to such Lessee, and (ii) otherwise, the excess, if any, to the Lessor.

         (b) Any payments received by the Lessor as proceeds from the sale of any Leased Property sold following the payment of the Construction Failure Payment shall be distributed (or applied, as appropriate) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Construction Agency Agreement shall be distributed on the date received in the funds so received) in the following order of priority:

                  FIRST, to the Funding Parties or the Agent, as the case may be, in reimbursement of all reasonable costs, expenses and taxes, if any, incurred by any of them to complete the construction of such Leased Property, maintain and insure such Leased Property, remarket such Leased Property and sell such Leased Property, PRO RATA according to the amount of such costs, expenses and taxes;

                SECOND, to the Funding Parties PRO RATA for application to their Funding Party Balances in respect to such Leased Property (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property), an amount equal to such Funding Party Balances in respect of such Leased Property; and

                  THIRD, to the Lessor.

         SECTION 6.7 DISTRIBUTION AND APPLICATION OF PAYMENTS RECEIVED WHEN AN EVENT OF DEFAULT EXISTS OR HAS CEASED TO EXIST FOLLOWING REJECTION OF THE LEASE.

                  (a) PROCEEDS OF LEASED PROPERTY. Any payments received by the Lessor or the Agent when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to a Lessee described in Article XII(f) of the Lease), as

                        (i) proceeds from the sale of any or all of the Leased Property sold pursuant to the exercise of the Lessor's remedies pursuant to Article XIII of the Lease, or

                        (ii) proceeds of any amounts from any insurer or any Governmental Authority in connection with an Event of Loss or Event of Taking shall if received by the Lessor be paid to the Agent as promptly as possible, and shall be distributed or applied in the following order of priority prior to the Release Date:

                  FIRST, to the Agent for any amounts reasonably expended by it in connection with such Leased Property or the Operative Documents and not previously reimbursed to it;

                  SECOND, to the Funding Parties PRO RATA for application to their Funding Party Balances in respect of all of the Leased Properties, an amount equal to such Funding Party Balances; and

                  THIRD, to the related Lessee or the Person or Persons otherwise legally entitled thereto, the excess, if any.

                  (b) PROCEEDS OF RECOVERIES FROM LESSEE. Any payments received by any Funding Party when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to a Lessee described in Article XII(f) of the Lease), from a Lessee as a payment in accordance with the Lease shall be paid to the Agent as promptly as possible, and shall then be distributed or applied by the Agent as promptly as possible in the order of priority set forth in PARAGRAPH (a) above.


         SECTION 6.8    DISTRIBUTION OF OTHER PAYMENTS. All payments under
SECTION 7.6 of this Master Agreement shall be made FIRST, to the Funding Parties, PRO RATA, until their Funding Party Balances have been paid in full, and SECOND, to the Lessor who shall be entitled to retain all such remaining amounts. Except as otherwise provided in this SECTION 6, any payment received by the Lessor which is to be paid to Agent pursuant hereto or for which provision as to the application thereof is made in an Operative Document but not elsewhere in this SECTION 6 shall, if received by the Lessor, be paid forthwith to the Agent and when received shall be distributed forthwith by the Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         SECTION 6.9 TIMING OF AGENT DISTRIBUTIONS. Payments received by the Agent in immediately available funds before 12:00 p.m. (noon), Atlanta, Georgia time, on any Business Day shall be distributed to the Funding Parties in accordance with and to the extent provided in this SECTION 6 on such Business Day. Payments received by the Agent in immediately available funds after 12:00 p.m. (noon), Atlanta, Georgia time shall be distributed to the Funding Parties in accordance with and to the extent provided in this SECTION 6 on the next Business Day.

         SECTION 6.10 RELEASE OF LEASED PROPERTIES. (a) If one or more of the Lessees shall at any time purchase any or all of the Leased Properties pursuant to Section 13.3 or Article 14 of the Lease, or if any or all of the Leased Properties shall be sold in accordance with, and the Lessees otherwise satisfy each of the obligations and conditions set forth in, Section 14.6 of the Lease in respect thereof, then, upon application of such amounts to prepay the related Loans pursuant to this Master Agreement and the Loan Agreement and the Agent's and the Lenders' receipt of all accrued interest and any other payments due and owing from the Lessees and/or the Lessor to the Agent and the Lenders on such date in respect thereof, such Leased Property or Properties, as the case may be, shall be released from the applicable Mortgage and the Assignment of Lease and Rents, to the extent relating to such Leased Property or Properties.

                  (b) Upon the termination of the Lenders' Commitments and the payment in full of all of the Loans and all other amounts owing by the Lessees and/or the Lessor hereunder or under any other Operative Document to the Lessor, the Agent and the Lenders (other than unasserted indemnities), the Leased Properties shall be released from the Mortgages and Assignments of Lease and Rents.

                  (c) Upon request of the Lessor or a Lessee following a release of any Leased Property described in CLAUSE (a) or (b) above, the Agent shall, at the sole cost and expense of the Lessees, execute and deliver to the Lessor or the requesting Lessee such documents as the Lessor or such Lessee shall reasonably request to evidence such release, including, if requested, a release of the Assignments of Lease and Rents to the extent relating to such Leased Property.

                                  ARTICLE VII.
                                 INDEMNIFICATION

         SECTION 7.1 GENERAL INDEMNIFICATION. Each of ADESA and each Lessee, jointly and severally, agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person (PROVIDED that no Indemnitee shall have the right to double recovery with respect to any Claim) and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, or results from such Indemnitee's negligence, in any way relating to or arising out of:

                  (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

                  (b) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation or alleged violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, (iii) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof, (v) any Claim for patent, trademark or copyright infringement, (vi) Claims arising from any public improvements with respect to any Leased Property resulting in any charge or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees, and (vii) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on any Land, Building or Leased Property;

                  (c) the breach by ADESA or any Lessee of any representation or warranty made by it or deemed made by it and set forth in any Operative Document or any certificate required to be delivered by any Operative Document (without giving effect to any exception in any representation based on the absence of a Material Adverse Effect or on the absence of Knowledge);

                  (d) the retaining or employment of any broker, finder or financial advisor by ADESA or any Lessee to act on its behalf in connection with this Master Agreement, or the incurring of any fees or commissions to which the Lessor, the Agent or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Master Agreement (other than fees or commissions due to any broker, finder or financial advisor retained by the Lessor, the Agent or any Lender);

                  (e) the existence of any Lien (other than a Lessor Lien) on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Alterations constructed by any Lessee, except, in all cases, the Liens described in item (a) of the definition of Permitted Liens;

                  (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

                  (g) any act or omission by ADESA or any Lessee under any Purchase Agreement or any other Operative Document, or any breach by ADESA or any Lessee of any requirement, condition, restriction or limitation in any Deed, Purchase Agreement, IDB Documentation or Ground Lease; or

                  (h)   any IDB Documentation;

PROVIDED, HOWEVER, neither ADESA nor any Lessee shall be required to indemnify any Indemnitee under this SECTION 7.1 for any Claim to the extent that such Claim results from (i) the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such Indemnitee solely by reason of its interest in any Leased Property), or (ii) any Claim resulting from Lessor Liens; and, PROVIDED, FURTHER, that with respect to each Construction Land Interest, each Lessee's indemnity obligations with respect to such Leased Property shall be governed solely by Section 3.3 of the Construction Agency Agreement during the Construction Term therefor. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.2 ENVIRONMENTAL INDEMNITY. In addition to and without limitation of SECTION 7.1 or Section 3.3 of the Construction Agency Agreement, each of ADESA and each Lessee, jointly and severally, agrees to indemnify, hold harmless and defend each Indemnitee, on an After-Tax Basis, from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings and investigations) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses actually incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of:

                  (i) the presence on or under any Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

                  (ii) any activity, including, without limitation, construction, carried on or undertaken on or off any Land, and whether by a Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of a Lessee or any predecessor in title, or any other Person, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

                  (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case to the extent related to any Leased Property,

                  (iv) any claim concerning any Leased Property's lack of compliance with Environmental Laws, or any act or omission causing an environmental condition on or with respect to any Leased Property that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

                  (v) any residual contamination on or under any Land, or affecting any natural resources on any Land, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or from any Leased Property; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing CLAUSES (i) through (v) that arise or occur

                  (w)   prior to or during the Lease Term,

                  (x) at any time during which a Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof, or

                  (y) during any period after and during the continuance of any Event of Default;

PROVIDED, HOWEVER, no Lessee shall be required to indemnify any Indemnitee under this SECTION 7.2 for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such Indemnitee solely by reason of any action or inaction of the Construction Agent or any Lessee). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.3 PROCEEDINGS IN RESPECT OF CLAIMS. With respect to any amount that a Lessee is requested by an Indemnitee to pay by reason of SECTION
7.1 or 7.2, such Indemnitee shall, if so requested by such Lessee and prior to any payment, submit such additional information to such Lessee as such Lessee may reasonably request and which is in the possession of, or under the control of, such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee promptly shall notify ADESA of the commencement thereof (PROVIDED that the failure of such Indemnitee to promptly notify ADESA shall not affect ADESA's or any Lessee's obligation to indemnify hereunder except to the extent that ADESA's or a Lessee's rights to contest are materially prejudiced by such failure), and such Lessee shall be entitled, at its expense, to participate in, and, to the extent that such Lessee desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; PROVIDED, HOWEVER, that such Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitee's choice at the Lessees' expense; and PROVIDED

FURTHER that a Lessee may assume and control the defense of such proceeding only if ADESA, if requested to do so by the Indemnitee, shall have acknowledged in writing its and each Lessee's obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, Lessees shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and the related Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request; and, PROVIDED FURTHER, that no Lessee shall be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of civil liability on such Indemnitee in excess of $5,000,000 or (y) such action, suit or proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless the related Lessee or ADESA shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (z) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessees which the related Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by a Lessee in accordance with the foregoing.

         If a Lessee fails to fulfill the conditions to such Lessee's assuming the defense of any Claim after receiving notice thereof on or prior to the later of (a) the date that is ten (10) days after receiving notice thereof and (b) the date that is ten (10) days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at the Lessees' expense. No Lessee shall enter into any settlement or other compromise with respect to any Claim which admits any liability or wrong-doing on part of any Indemnitee or which is in excess of $5,000,000 which is entitled to be indemnified under
SECTION 7.1 or 7.2 without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under SECTION 7.1 or 7.2 without the prior written consent of ADESA, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under SECTION 7.1 or 7.2 with respect to such Claim.

         Upon payment in full of any Claim by the Lessees pursuant to SECTION
7.1 or 7.2 to or on behalf of an Indemnitee, the Lessees, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessees and give such further assurances as are reasonably necessary or advisable to enable the Lessees vigorously to pursue such claims.

         If for any reason the indemnification provided for in SECTION 7.1 or
7.2 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then each of ADESA and each Lessee agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee on the one hand and by ADESA and the Lessees on the other hand but also the relative fault of such Indemnitee as well as any other relevant equitable considerations. It is expressly understood and agreed that the right to contribution provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         The provisions of this SECTION 7.3 shall apply to all Claims for which a Lessee or the Construction Agent has an indemnity obligation pursuant to any Operative Document.

         SECTION 7.4 GENERAL TAX INDEMNITY. (a) TAX INDEMNITY. Except as otherwise provided in this SECTION 7.4, each of ADESA and each Lessee, jointly and severally, shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "TAXES" and individually as a "TAX" (for the purposes of this SECTION 7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of
Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, any Lessee, ADESA, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Note or any other Operative Documents, (iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents. Notwithstanding the foregoing, during the Construction Term for any Construction Land Interest, (i) ADESA and the Lessees shall only be obligated to indemnify the Lessor and its

Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents, with respect to Taxes related to such Construction Land Interest and (ii) Lessor hereby indemnifies the other Tax Indemnitees for such Taxes, to the extent that Lessor receives payment therefor from ADESA or any Lessee.

                  (b) EXCLUSIONS FROM GENERAL TAX INDEMNITY. SECTION 7.4(a) shall not apply to:

                        (i) Taxes on, based on, or measured by or with respect to net income of the Lessor, the Agent and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes with respect to any Leased Property or the Transaction that are, or are in the nature of, sales, use, license, rental or property Taxes, and (B) withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which Lender became a Lender hereunder or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Funded Amounts;

                        (ii) Taxes on, based on, or in the nature of, or measured by Taxes on doing business and business privilege, franchise, capital, capital stock, net worth, gross receipts or similar Taxes, other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor and the Lenders had advanced funds to a Lessee or the Construction Agent in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes relating to any Leased Property;

                        (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement;

                        (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earlier of (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessees' obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earlier of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

                        (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition or bankruptcy by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Leased Property by any Lessee, (B) any sale or transfer resulting from the exercise by any Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

                        (vi) any Tax which is being contested in accordance with the provisions of SECTION 7.4(c), during the pendency of such contest;

                        (vii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property);

                        (viii) any Tax that results from a Tax Indemnitee engaging, with respect to any Leased Property, in transactions unrelated to the Leased Properties or the transactions contemplated by the Operative Documents;

                        (ix) to the extent of any interest, penalties or additions to tax that result in whole or in part from the failure of a Tax Indemnitee to file a return or pay a Tax that it is required to file or pay in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where a Lessee did not give timely notice to such Tax Indemnitee (and such Tax Indemnitee otherwise had no actual knowledge) of such filing or payment requirement that would have permitted a proper and timely filing of such return or payment of such Tax, as the case may be, or (B) results from the failure of a Lessee to supply information necessary for the proper and timely filing of such return or payment of such Tax, as the case may be, that was not in the possession of such Tax Indemnitee; and

                        (x) any Tax that results from the breach by the Lessor of its representation and warranty made in SECTION 4.3(g) or the breach of any Lender of its representation and warranty made in SECTION 4.4(b).

                  (c) CONTESTS. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessees may have an indemnity obligation pursuant to SECTION 7.4, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessees may have an indemnity obligation pursuant to SECTION 7.4 may be payable, such Tax Indemnitee shall promptly notify ADESA. ADESA shall be entitled, at its expense, to participate in, and, to the extent that ADESA desires to, assume and control the defense thereof; PROVIDED, HOWEVER, that ADESA, shall have acknowledged in writing its and each Lessee's obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, PROVIDED FURTHER, that ADESA shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of ADESA and the Lessees, on behalf of ADESA with representatives reasonably satisfactory to ADESA or a Lessee) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding (x) involves any risk of imposition of criminal liability or any material risk of civil liability in excess of $5,000,000 on such Tax Indemnitee or (y) will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless ADESA or a Lessee shall have posted a bond or other security satisfactory to the relevant Tax Indemnitees in respect to such risk, (B) such proceeding involves Claims not fully indemnified by the Lessees which ADESA and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing,
(D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessees or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if ADESA shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to ADESA stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, PROVIDED, HOWEVER, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by ADESA in accordance with the foregoing.

         Each Tax Indemnitee shall, at ADESA's and the Lessees' expense, supply ADESA with such information and documents in such Tax Indemnitee's possession as are reasonably requested by ADESA and are necessary or advisable for ADESA to participate in any action, suit or proceeding to the extent permitted by this
SECTION 7.4. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this SECTION 7.4 without the prior written consent of ADESA, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this SECTION
7.4 with respect to such Claim.

         Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this SECTION 7.4 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (b) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of Tax Indemnitee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and ADESA shall consult in good faith with each other regarding the conduct of such contest controlled by either.

                  (d) REIMBURSEMENT FOR TAX SAVINGS. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by or assessed against ADESA or any Lessee pursuant to this SECTION 7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by ADESA or any Lessee pursuant to this SECTION 7.4, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessees are not required to indemnify such Tax Indemnitee pursuant to this SECTION 7.4, which reduction in Taxes was not taken into account in computing such payment by ADESA or any Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to ADESA (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; PROVIDED that no such payment shall be made so long as an Event of Default shall have occurred and be continuing (but shall be paid promptly after all Events of Default have been cured) and, PROVIDED, FURTHER, that the amount payable to ADESA by any Tax Indemnitee pursuant to this SECTION 7.4(d) shall not at any time exceed the aggregate amount of all indemnity payments made by ADESA and the Lessees under this SECTION 7.4 to such Tax Indemnitee with respect to the Taxes which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes less the amount of all prior payments made to ADESA by such Tax Indemnitee under this SECTION 7.4(d). Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from ADESA or the Lessees pursuant to this SECTION 7.4. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to ADESA and the Lessees under this SECTION 7.4(d) shall be treated as a Tax for which ADESA and the Lessees are obligated to indemnify such Tax Indemnitee hereunder without regard to SECTION 7.4(b) hereof.

                  (e) PAYMENTS. Any Tax indemnifiable under this SECTION 7.4 shall be paid by ADESA or a Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to SECTION 7.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to SECTION 7.4 shall be made to the Tax Indemnitee entitled thereto or ADESA, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Master Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that ADESA and the Lessees are required to pay, ADESA shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for ADESA's or a Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                  (f) REPORTS. If ADESA or any Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this SECTION 7.4, such Lessee shall, if such Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by Applicable Law, show ownership of the applicable Leased Property in such Lessee); PROVIDED, HOWEVER, that if such Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, such Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, the related Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Lessee.

                  (g) VERIFICATION. At ADESA's request, the amount of any indemnity payment by a Lessee or any payment by a Tax Indemnitee to ADESA pursuant to this SECTION 7.4 shall be verified and certified by an independent public accounting firm selected by ADESA and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in ADESA's favor of 5% or more of the related indemnity payment, the costs of such verification shall be borne by ADESA; otherwise, such costs shall be borne by the related Tax Indemnitee. In no event shall ADESA or any Lessee have the right to review the Tax Indemnitee's Tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary (including, without limitation, copies of such Tax Indemnitee's Tax returns) to permit it to accomplish such verification, PROVIDED that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Master Agreement and that matters of interpretation of this Master Agreement are not within the scope of the independent accounting firm's responsibilities.

         SECTION 7.5    INCREASED COSTS, ETC.

                  (a) ILLEGALITY. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Funding Party to make or maintain LIBOR Advances as contemplated by this Master Agreement, (a) the commitment of such Funding Party hereunder to continue LIBOR Advances as such and convert Funded Amounts to LIBOR Advances shall forthwith be cancelled and (b) such Funding Party's Funded Amounts then outstanding as LIBOR Advances, if any, shall be converted automatically to Base Rate Advances on the respective last days of the then current Rent Periods with respect to such Funded Amounts or within such earlier period as required by law. If any such conversion of a LIBOR Advance occurs on a day which is not the last day of the then current Rent Period with respect thereto, each of ADESA and each Lessee, jointly and severally, shall pay to such Funding Party such amounts, if any, as may be required pursuant to
SECTION 7.5(f).

                  (b) REQUIREMENTS OF LAW. In the event that Eurocurrency Reserve Requirements or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Funding Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Funding Party to any tax of any kind whatsoever with respect to this Master Agreement, any Note or any LIBOR Advance made by it, or change the basis of taxation of payments to such Funding Party in respect thereof (except for taxes covered by SECTION 7.5(d) and changes in franchise taxes or the rate of tax on the overall net income of such Funding Party);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Funding Party which is not otherwise included in the determination of the LIBOR Rate; or

                  (iii) shall impose on such Funding Party any other condition;


and the result of any of the foregoing is to increase the cost to such Funding Party, by an amount which such Funding Party deems to be material, of making, converting into, continuing or maintaining LIBOR Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, each of ADESA and each Lessee, jointly and severally, shall promptly pay such Funding Party, upon its demand, any additional amounts necessary to compensate such Funding Party for such increased cost or reduced amount receivable. If any Funding Party becomes entitled to claim any additional amounts pursuant to this subsection in relation to such outstanding LIBOR Advances, it shall promptly notify ADESA, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to ADESA in good faith and setting forth in reasonable detail the calculation of such amounts shall be conclusive in the absence of manifest error. The provisions of this PARAGRAPH (b) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (c) CAPITAL ADEQUACY. In the event that any Funding Party or corporation controlling such Funding Party shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Funding Party or such corporation with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Funding Party's capital as a consequence of its obligations hereunder to a level below that which such Funding Party could have achieved but for such change or compliance (taking into consideration such Funding Party's policies with respect to capital adequacy) by an amount deemed by such Funding Party to be material, then from time to time, after submission by such Funding Party in good faith to ADESA (with a copy to the Agent) of a written request therefor setting forth in reasonable detail the calculation of such amount (which request shall be conclusive in the absence of manifest error), each of ADESA and each Lessee, jointly and severally, shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party for such reduction to the extent imposed generally on other lessees or borrowers with whom such Funding Party has similar lease or credit arrangements (but in the case of outstanding Base Rate Advances, without duplication of any amounts already covered by such Funding Party by reason of an adjustment in the applicable Base Rate). The provisions of this PARAGRAPH (c) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (d) TAXES. Subject to SECTION 7.5(e), all payments made by a Lessee under the Lease and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Funding Party, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Funding Party, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Funding Party (excluding a connection arising solely from the Agent or such Funding Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Master Agreement or any other Operative Document) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "WITHHOLDING TAXES"). If any Withholding Taxes are required to be withheld from any amounts payable to the Agent or any Funding Party hereunder or under any other Operative Document, the amounts so payable to the Agent or such Funding Party (so long as such Funding Party is in compliance with SECTION 7.5(e), as appropriate) shall be increased to the extent necessary to yield to the Agent or such Funding Party (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Operative Documents. Whenever any Withholding Taxes are payable by a Lessee, as promptly as possible thereafter such Lessee shall send to the Agent for its own account or for the account of such Funding Party, as the case may be, a certified copy of an original official receipt received by such Lessee showing payment thereof. If a Lessee fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, each of ADESA and each Lessee, jointly and severally, shall indemnify the Agent and the Funding Parties for any incremental taxes, interest or penalties that may become payable by the Agent or any Funding Party as a result of any such failure. The agreements in this subsection shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (e) TAX FORMS. Each Lender to this Master Agreement on the Initial Closing Date that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the Initial Closing Date, it will deliver to ADESA and the Agent two duly completed copies of (i) United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-9 or successor applicable form. Each such Lender also agrees to deliver to ADESA and the Agent two further copies of the said Form W-8BEN or W-8ECI and Form W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to ADESA, and such extensions or renewals thereof as may reasonably be requested by ADESA or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Funding Party from duly completing and delivering any such form with respect to it and such Funding Party so advises ADESA and the Agent. Such Lender shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under the Operative Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax.

                  (f) BREAKAGE COSTS. Each of ADESA and each Lessee, jointly and severally, agrees to indemnify each Funding Party and to hold each Funding Party harmless from any loss or expense which such Funding Party may sustain or incur as a consequence of (a) default by a Lessee in payment when due of the principal amount of or interest on any LIBOR Advance, (b) default by a Lessee in making a borrowing or conversion after such Lessee or the Construction Agent has given (or is deemed to have given) a notice in accordance with this Master Agreement, (c) default by a Lessee in making any prepayment of LIBOR Advances after such Lessee has given a notice thereof in accordance with the provisions of the Operative Documents or (d) the making of a prepayment, payment or conversion, of LIBOR Advances on a day which is not the last day of a Rent Period with respect thereto, including, without limitation, in each case, any such loss (other than non-receipt of the Applicable Margin or, without duplication, anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (it being understood that any such calculation will be made on notional amounts as the Funding Parties are not required to show that they matched deposits specifically). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to ADESA in good faith shall be conclusive in the absence of manifest error. The provisions of this PARAGRAPH (f) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (g) ACTION OF AFFECTED FUNDING PARTIES. Each Funding Party agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to
SECTION 7.5(a) or any amounts which might otherwise be payable pursuant to
SECTION 7.5(c) or (d); PROVIDED, HOWEVER, that such efforts shall not cause the imposition on such Funding Party of any additional costs or legal or regulatory burdens reasonably deemed by such Funding Party to be material and shall not be deemed by such Funding Party to be otherwise contrary to its policies. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to SECTION 7.5(c) or (d), then such Funding Party (the "AFFECTED FUNDING PARTY") shall use its reasonable efforts to transfer to any other Funding Party (which itself is not then an Affected Funding Party) its Loans and Commitment, subject to the provisions of
SECTION 6.2; PROVIDED, HOWEVER, that such transfer shall not be deemed by such Affected Funding Party, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Affected Funding Party is unable, or otherwise is unwilling, so to transfer its Loans and Commitment, ADESA may designate an alternate lender (reasonably acceptable to the Agent) to purchase the Affected Funding Party's Loans and Commitment, at par and including accrued interest, and, subject to the provisions of SECTION 6.2, the Affected Funding Party shall transfer its Commitment to such alternate lender and such alternate lender shall become a Funding Party hereunder. Any fee payable to the Agent pursuant to SECTION 6.2 in connection with such transfer shall be for the account of ADESA and the Lessees.

                  (h) CONSTRUCTION LAND INTERESTS. Any amounts payable by the Lessees pursuant to this SECTION 7.5 with respect to Construction Land Interests during the Construction Term therefor shall be paid with the proceeds of Advances.

         SECTION 7.6 END OF TERM INDEMNITY. In the event that at the end of the Lease Term for the Leased Properties: (i) the related Lessee elects the option set forth in Section 14.6 of the Lease, and (ii) after the Lessor receives the sales proceeds from the Leased Properties under Section 14.6 or
14.7 of the Lease, together with Lessees' payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then, within 90 days after the end of the Lease Term, the Lessor or the Agent may obtain, at Lessees' sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Agent, as the case may be, and approved by ADESA, such approval not to be unreasonably withheld) in form and substance reasonably satisfactory to the Lessor and the Agent (the "REPORT") to establish the reason for any decline in value of the Leased Properties from the Lease Balance. The Lessees, jointly and severally, shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to:

                  (v) during the time while any property was a Leased Property, extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace as required by the Operative Documents, failure to comply with all Applicable Laws, failure to use good workmanship with respect to work performed after the Closing Date related to such Leased Property, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition resulting in the Building failing to be of the type and quality contemplated by the Appraisal (excepting in each case ordinary wear and tear) that arose from an act or a failure to act of a Lessee, or

                  (w) any Alteration made to, or any rebuilding of, any Leased Property or any part thereof by any Lessee, or

                  (x) any restoration or rebuilding carried out by any Lessee or any condemnation of any portion of any Leased Property pursuant to
         Article X of the Lease, or

                  (y) any use of any Leased Property or any part thereof by any Lessee other than as permitted by the Lease, or any act or omission constituting a breach of any requirement, condition, restriction or limitation set forth in the related Deed, related Ground Lease or the related Purchase Agreement, or

                  (z)   the existence or compliance with any IDB Documentation.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         SECTION 8.1 SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Master Agreement and any of the Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Note, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 8.2 DOCUMENTARY CONVENTIONS. The Documentary Conventions shall apply to this Master Agreement.

         SECTION 8.3 EXPENSES. Whether or not the transactions herein contemplated are consummated, each of ADESA and the Lessees, jointly and severally, agrees to pay, as Supplemental Rent, all actual, reasonable and documented out-of-pocket costs and expenses of the Lessor, the Agent and the Lenders in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt) and of the Lessor, the Agent and the Lenders in connection with endeavoring to enforce the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lessor, the Agent and the Lenders), unless such enforcement action is finally denied by a court on the merits. All references in the Operative Documents to "attorneys' fees" or "reasonable attorneys fees" shall mean reasonable attorneys' fees actually incurred, without regard to any statutory definition thereof. Notwithstanding the foregoing, all such costs and expenses related to the any Construction Land Interest shall be paid with the proceeds of Advances (subject to the conditions set forth in this Master Agreement).

         SECTION 8.4    LIABILITIES OF THE FUNDING PARTIES: SHARING OF PAYMENTS.
(a) No Funding Party shall have any obligation to any other Funding Party or to the Guarantor or any Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. No Lender shall have any obligation or duty to ADESA or any Lessee, any other Funding Parties or any other Person with respect to the transactions contemplated hereby except to the extent of the obligations and duties expressly set forth in this Master Agreement or the Loan Agreement.

        (b) If any Funding Party shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all the Funding Parties, such Funding Parties shall forthwith purchase from the other Funding Parties such participations in the Advances owed to them as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and such Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such Funding Party's ratable share (according to the proportion of (i) the amount of the participation purchased from such Funding Party as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Funding Party's ratable share (according to the proportion of (i) the amount of such Funding Party's required repayment to (ii) the total amount so recovered from the purchasing Funding Party) of any interest or other amount paid or payable by the purchasing Funding Party in respect of the total amount so recovered. Each Funding Party agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this SECTION
8.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of such Funding Party in the amount of such participation.

         SECTION 8.5 LIABILITIES OF THE AGENT. The Agent shall have no duty, liability or obligation to any party to this Master Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Master Agreement or the Loan Agreement, and any such duty, liability or obligations of the Agent shall be as expressly limited by this Master Agreement or the Loan Agreement, as the case may be. All parties to this Master Agreement acknowledge that the Agent is not, and will not be, performing any due diligence with respect to documents and information received pursuant to this Master Agreement or any other Operative Agreement including, without limitation, any Environmental Audit, Title Policy or survey. The acceptance by the Agent of any such document or information shall not constitute a waiver by any Funding Party of any representation or warranty of ADESA or any Lessee even if such document or information indicates that any such representation or warranty is untrue.

         IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written

                                          ADESA CORPORATION, as a Guarantor

                                          /s/ William T. Stackhouse
                                          --------------------------------------

                                          William T. Stackhouse, Chief
                                          Financial Officer


                                          ADESA CALIFORNIA, INC., as a Lessee

                                          /s/ William T. Stackhouse
                                          --------------------------------------
                                          William T. Stackhouse, Treasurer


MASTER AGREEMENT                       S-1

                                          ATLANTIC FINANCIAL GROUP, LTD., as
                                          Lessor

                                          By: Atlantic Financial Managers, Inc.,
                                          its General Partner


                                          By: /s/ Stephen Brookshire
                                              ----------------------------------
                                          Name Printed: Stephen Brookshire
                                          Title: President



                                                                          MASTER
                                      S-2                              AGREEMENT

                                          SUNTRUST BANK, as Agent and as a
                                          Lender


                                          By: /s/ W. David Wisdom
                                              ----------------------------------
                                          Name Printed: W. David Wisdom
                                                        ------------------------
                                          Title: Vice President
                                                 -------------------------------


                                                                          MASTER
                                      S-3                              AGREEMENT

                                          LASALLE BANK NATIONAL ASSOCIATION, as
                                          a Lender


                                          By:  /s/ Matthew R. Doye
                                               ---------------------------------
                                          Name Printed: Matthew R. Doye
                                                        ------------------------
                                          Title: Commercial Loan Officer
                                                 -------------------------------



                                                                          MASTER
                                      S-4                              AGREEMENT

                                          HARRIS TRUST AND SAVINGS BANK, as a
                                          Lender

                                          By: /s/ THAD D. RASCHE
                                              ----------------------------------
                                          Name Printed: Thad D. Rasche
                                                        ------------------------
                                          Title:  Vice President
                                                  ------------------------------



                                                                          MASTER
                                       S-5                             AGREEMENT

                                   APPENDIX A
                                       to
                                Master Agreement

         DEFINITIONS, INTERPRETATION AND DOCUMENTARY CONVENTIONS


         A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and VICE VERSA;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

                  (iii)   reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented, waived, restated or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law means such Applicable Law as amended, waived, restated, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any ARTICLE, SECTION, APPENDIX, SCHEDULE or EXHIBIT means such ARTICLE or SECTION thereof or APPENDIX, SCHEDULE or EXHIBIT thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular ARTICLE, SECTION, paragraph or other provision of such Operative Document;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (ix)    "or" is not exclusive; and

                  (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         B. ACCOUNTING TERMS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

         D. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring any Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "A LOAN" means with respect to any Leased Property, the principal portion of the related Loans equal to the Recourse Deficiency Amount for such Leased Property.

         "ACQUISITION" means any transaction or series of related transactions for the purpose of, or resulting, directly or indirectly, in (a) the acquisition of all or substantially all the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interest, membership interest, or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation of, or any other combination with, another Person (other than a Person that is a Subsidiary), provided that ADESA or a Subsidiary is the surviving entity.

         "ADDITIONAL INSURED" means each of the Agent, each Lender and Lessor.

         "ADDRESS" means with respect to any Person, its address set forth in
SCHEDULE I hereto or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner provided for the giving of notices thereunder.

         "ADESA" means ADESA Corporation, an Indiana corporation.

         "ADESA CALIFORNIA" means ADESA California, Inc., a California corporation.

         "ADJUSTED LIBO RATE" shall mean, with respect to each Rent Period for a LIBOR Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  Adjusted LIBO Rate  =                 LIBOR
                                           -------------------------------
                                           1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Rent Period for a LIBOR Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

         "ADVANCE" means a LIBOR Advance or a Base Rate Advance.

         "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, the term "CONTROL" (including the correlative meanings of the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "AFTER-TAX BASIS" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; PROVIDED, HOWEVER, for the purposes of this definition, and for purposes of any payment to be made to an Indemnitee or by an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or the recipient of such payment from an Indemnitee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in CLAUSE (b) of this definition.

         "AGENT" means SunTrust Bank, a Georgia banking corporation, in its capacity as agent under the Master Agreement and the Loan Agreement.

         "ALTERATIONS" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

         "AMORTIZATION" shall mean, for any period, amortization expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "APPLICABLE LAW" means, each as and to the extent applicable: all laws (including Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authority, judgments, decrees, injunctions, writs, and orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including wetlands) and those pertaining to the construction, use or occupancy of any Leased Property).

         "APPLICABLE MARGIN" shall mean, for any day, (i) with respect to Base Rate Advances, the applicable rate per annum set forth below under the captions "Base Rate Advances," and (ii) with respect to LIBOR Advances, the applicable rate per annum set forth below under the captions "LIBOR Advances," as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

       ---------------------- -------------------- --------------------
            INDEX DEBT             BASE RATE          LIBOR ADVANCES
                                    ADVANCES
       ---------------------- -------------------- --------------------
            Category 1               0.00%               0.875%
       ---------------------- -------------------- --------------------
            Category 2               0.00%                1.00%
       ---------------------- -------------------- --------------------
            Category 3               0.25%               1.375%
       ---------------------- -------------------- --------------------
            Category 4               0.75%               1.875%
       ---------------------- -------------------- --------------------
            Category 5               1.25%                2.25%
       ---------------------- -------------------- --------------------

         For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and

S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings, PROVIDED that if the difference in such ratings is more than two notches, then the Category that is one Category below the highest rating shall apply; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the earlier of (i) the date on which it is first announced by the applicable rating agency and (ii) the date on which ADESA gives notice of such change to the Agent. For the purposes hereof, ADESA shall be required to notify the Agent of such change immediately upon gaining knowledge of such change. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, ADESA and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "APPRAISAL" is defined in Section 3.1 of the Master Agreement.

         "APPRAISER" means an MAI appraiser reasonably satisfactory to the Agent.

         "ARCHITECT" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "ARCHITECT'S AGREEMENT" means, with respect to any Leased Property, the architectural services agreement, if any, between the related Lessee and the related Architect.

         "ASSIGNMENT OF LEASE AND RENTS" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

         "AUTHORITY" means a development or similar authority of any state, county or municipality that is an issuer of Bonds.

         "AWARD" means any award or payment received by or payable to the Lessor or a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "B LOAN" means with respect to any Leased Property, the excess of the principal of the Loans related to such Leased Property over the Recourse Deficiency Amount for such Leased Property.

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended.

         "BASE RATE" means (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, PLUS one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. The Base Rate is determined daily.

         "BASE RATE ADVANCE" means that portion of the Funded Amount bearing interest at the Base Rate.

         "BASE LEASE TERM" means, with respect to any Leased Property, (a) the period commencing on the Completion Date for such Leased Property (or the Closing Date, if such Leased Property is not a Construction Land Interest) and ending on July 30, 2006 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

         "BASIC RENT" means, for any Lease Term, the rent payable pursuant to
Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, PLUS (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date.

         "BONDS" means industrial revenue or development bonds issued by a state, county or municipal authority in connection with any Leased Property.

         "BUILDING" means, with respect to any Leased Property, (i) the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the Building, (ii) all equipment and other personal property financed by the Lessor and/or the Lenders and (iii) all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures financed other than by the Lessor or the Lenders).

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

         "CAPITAL LEASE" shall mean, as applied to any Person, any lease of any asset by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "CASUALTY" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

         "CATEGORY 1" means A- or higher by S&P or A3 or higher by Moody's.

         "CATEGORY 2" means BBB+ or higher by S&P or Baa1 or higher by Moody's (but not Category 1).

         "CATEGORY 3" means BBB or higher by S&P or Baa2 or higher by Moody's (but not Category 1 or Category 2).

         "CATEGORY 4" means BBB- or higher by S&P or Baa3 or higher by Moody's (but not Category 1, Category 2 or Category 3).

         "CATEGORY 5" means lower than BBB- by S&P and lower than Baa3 by Moody's.

         "CLAIMS" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "CLOSING DATE" means, with respect to each parcel of Land, the date on which such Land is acquired by the Lessor pursuant to a Purchase Agreement or such Land is leased to the Lessor pursuant to a Ground Lease and the initial Funding occurs with respect to such Land under the Master Agreement.

         "CODE" or "TAX CODE" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "COMMITMENT" means as to each Funding Party, its obligation to make Fundings as investments in each Leased Property, or to make Loans to the Lessor, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

         "COMMITMENT PERCENTAGE" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

         "COMPLETION DATE" with respect to any Leased Property that is a Construction Land Interest means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

         "CONDEMNATION" means any condemnation, requisition, confiscation, seizure, permanent use or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

         "CONSOLIDATED COMPANIES" shall mean, collectively, ADESA and all of its Subsidiaries, if any, and "Consolidated Company" shall mean, individually, ADESA or any of its Subsidiaries, if any.

         "CONSOLIDATED LEASE EXPENSE" shall mean rental expense under Operating Leases of the Consolidated Companies on a consolidated basis for the applicable period, as determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive Fiscal Quarters ending as of the date of determination.

         "CONSTRUCTION" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications.

         "CONSTRUCTION AGENCY AGREEMENT" means the Construction Agency Agreement, dated as of July 30, 2001, between ADESA California and the Lessor.

         "CONSTRUCTION AGENT" means ADESA California in its capacity as construction agent pursuant to the Construction Agency Agreement.

         "CONSTRUCTION BUDGET" is defined in Section 2.4 of the Construction Agency Agreement.

         "CONSTRUCTION CONDITIONS" means the conditions set forth in Section 3.5 of the Master Agreement.

         "CONSTRUCTION CONTRACT" means, with respect to any Leased Property, that certain construction contract, if any, between the related Lessee or the Construction Agent and a General Contractor for the Construction of the related Building, which contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit D to the Master Agreement.

         "CONSTRUCTION COSTS" means, with respect to any Leased Property, all costs of acquisition or ground lease, as applicable, of the related Land, all closing, development and transaction costs related thereto, including fees, costs and expenses of attorneys, architects, surveyors, engineers, title and other insurance companies, appraisers and environmental firms, all costs of Construction, and all interest and Yield accrued on the Funded Amounts related to such Leased Property during the Construction Term therefor.

         "CONSTRUCTION FAILURE EVENT" is defined in Section 5.1 of the Construction Agency Agreement.

         "CONSTRUCTION FAILURE PAYMENT" means, with respect to any Leased Property and as of any date of calculation, an amount equal to (i) 100% of the related Raw Land Cost, plus (ii) the excess of (A) 89.9% of the Project Costs (exclusive of Raw Land Cost) incurred as of the date of calculation, minus (B) the sum of (1) Force Majeure Losses incurred with respect to such Leased Property during the Construction Term, and (2) the Present Value of any payments (other than Unrestricted Indemnification Amounts) paid or payable by the Construction Agent under the Operative Documents that the Construction Agent is legally required to pay as of the date of calculation (PROVIDED that such payments shall not include any amounts that are payable by the Construction Agent that require the approval or consent but have not been approved or consented to by the Agent in accordance with Section 3.4 of the Construction Agency Agreement) that have not been reimbursed as of the date of calculation.

         "CONSTRUCTION FORCE MAJEURE DECLARATION" is defined in Section 3.4 of the Construction Agency Agreement.

         "CONSTRUCTION FORCE MAJEURE EVENT" means, with respect to any Leased
Property:

         (a)      an act of God arising after the related Closing Date, or

         (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

         (c) strikes, lockouts, labor troubles, unavailability of materials (including delays in delivery), riots, insurrections or other causes beyond a Lessee's control which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of reasonable due diligence by the Construction Agent.

         "CONSTRUCTION LAND INTEREST" means each parcel of Land on which the related Lessee intends to build a Building and for which the Completion Date has not yet occurred.

         "CONSTRUCTION TERM" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

         "CONSTRUCTION TERM EXPIRATION DATE" means, with respect to any Leased Property, the earliest of the following:

         (a)      the related Completion Date,

         (b) the date on which the aggregate Funded Amounts equal the Commitments, and

         (c)      the related Scheduled Construction Termination Date.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "CURRENCY CONTRACTS" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

         "DEED" means, with respect to any Land, a general warranty deed (or, if the related Title Policy is acceptable to the related Lessee and the Agent, a special or limited warranty deed, provided that unless consented to by the related Lessee, the Lessor and the Agent, such deed is not the equivalent of a quit-claim deed in the applicable jurisdiction), dated on or before the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

         "DEFAULT" means an Event of Default or a Potential Event of Default.

         "DEPRECIATION" shall mean, for any period, depreciation expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "DOCUMENTARY CONVENTIONS" means the provisions set forth in PARAGRAPH F of this Appendix A.

         "EBITDA" shall mean, for any period (which period, for the purposes of calculating the Total Funded Debt to EBITDA Ratio, shall be four Fiscal Quarters), an amount equal to the sum of (i) Net Income (Loss) for such period PLUS (ii) to the extent deducted in determining Net Income (Loss) for such period, (A) Interest Expense, (B) Income Taxes, (C) Depreciation, (D) Amortization and (E) all other non-cash charges determined on a consolidated basis in accordance with GAAP, in each case for such period; PROVIDED, HOWEVER, that with respect to any Person, or substantially all of the assets of a Person, that becomes a Subsidiary of, or was merged with or consolidated into, or acquired by, a Consolidated Company in accordance with the terms of the Master Agreement during such period, "EBITDA" shall also include the EBITDA of such Person or the EBITDA attributable to such assets during such period as if such Person or assets were acquired as of the first day of such period.

         "ENGINEER" means, with respect to any Leased Property, the engineer engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "ENGINEER'S AGREEMENT" means, with respect to any Leased Property the engineering services agreement, if any, between the Construction Agent, in its capacity as agent for Lessor, and the related Engineer.

         "ENVIRONMENTAL AUDIT" means, with respect to each parcel of Land, a Phase I Environmental Assessment and, if recommended in such Phase I Environmental Assessment, a Phase II Environmental Assessment, dated no more than six months prior to the related Closing Date, by an environmental services firm satisfactory to the Agent.

         "ENVIRONMENTAL LAWS" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as

ADESA or is under common control (within the meaning of Section 414(c) of the Code) with ADESA.

         "EVENT OF DEFAULT" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

         "EVENT OF LOSS" is defined in Section 10.1 of the Lease.

         "EVENT OF TAKING" is defined in Section 10.2 of the Lease.

         "FAIR MARKET SALES VALUE" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Agent, and, unless an Event of Default has occurred, reasonably acceptable to the related Lessee, that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the related Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

         "FEDERAL FUNDS RATE" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "FEE PERCENTAGE" shall mean, for any day, the applicable rate per annum set forth below based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

            ----------------------------- --------------------------

                      INDEX DEBT               FEE PERCENTAGE

            ----------------------------- --------------------------
                      Category 1                    0.125%
            ----------------------------- --------------------------
                      Category 2                    0.125%
            ----------------------------- --------------------------

            ----------------------------- --------------------------
                      Category 3                    0.175%
            ----------------------------- --------------------------
                      Category 4                    0.25%
            --------------------------------------------------------
                      Category 5                    0.50%
            ----------------------------- --------------------------


         For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Fee Percentage shall be based on the higher of the two ratings, PROVIDED that if the difference in such ratings is more than two notches, then the Category that is one Category below the highest rating shall apply; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the earlier of (i) the date on which it is first announced by the applicable rating agency and (ii) the date on which ADESA gives notice of such change to the Agent. For the purposes hereof, ADESA shall be required to notify the Agent of such change immediately upon gaining knowledge of such change. Each change in the Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, ADESA and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Fee Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "FINAL RENT PAYMENT DATE" with respect to any Leased Property is defined in Section 13.1(e) of the Lease.

         "FINANCIAL OFFICER" shall mean the chief financial officer, principal accounting officer, treasurer or controller of ADESA whose signature and incumbency shall have been certified to the Agent and the Funding Parties from time to time. Unless otherwise specified, all references to a Financial Officer herein shall mean a Financial Officer of ADESA.

         "FISCAL QUARTER" shall mean a fiscal quarter of ADESA.

         "FIXED CHARGE COVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) the sum of (i) EBITDA measured for the four consecutive Fiscal Quarters ending on such date, or if such date of determination is not the last day of any Fiscal Quarter, then ending immediately prior to such date of determination, plus (ii) Consolidated Lease Expense, to
(b) the sum of (i) the current maturities of all Long Term Indebtedness scheduled during the four consecutive Fiscal Quarters immediately following the Fiscal Quarter in which such date occurs, PLUS (ii) Consolidated Lease Expense, PLUS (iii) Interest Expense measured for the four consecutive Fiscal Quarters ending on such date, or if such date of determination is not the last day of any Fiscal Quarter, then ending immediately prior to such date of determination.

         "FORCE MAJEURE LOSSES" means, with respect to any Leased Property and as of any date of calculation, the loss incurred by the Lessor in connection with a Construction Force Majeure Event with respect to which a Construction Force Majeure Declaration has been made, measured by the sum of (i) the lower of
(A) the insurance proceeds paid with respect thereto plus the related deductible amount and (B) the reduction in Fair Market Sales Value of the Leased Property as a result of the Construction Force Majeure Event as set forth in an Appraisal, plus (ii) other direct costs incurred by the Lessor or by the Construction Agent that the Lessor has consented to in accordance with Section
3.4 of the Construction Agency Agreement in connection with such Construction Force Majeure Event to the extent such costs are not covered by insurance; PROVIDED that insurance proceeds shall be used in such calculation only to the extent the event giving rise to the loss can be remediated for an amount equal to the resulting insurance proceeds plus the deductible; PROVIDED, FURTHER, that it is expressly understood and agreed that Force Majeure Losses shall not include the costs of repairing damage occasioned not as a result of the Construction Force Majeure Event, but as a result of the Construction Agent's failure to take all reasonable steps to minimize the damages caused by such Construction Force Majeure Event.

         "FUNDED AMOUNT" means, as to the Lessor, the Lessor's Invested Amounts, and, as to each Lender, the outstanding principal amount of such Lender's Loans.

         "FUNDING" means any funding by the Funding Parties pursuant to Section
2.2 of the Master Agreement.

         "FUNDING DATE" means each Closing Date and each other date on which a Funding occurs under Section 2 of the Master Agreement.

         "FUNDING PARTIES" means the Lessor and the Lenders, collectively.

         "FUNDING PARTY BALANCE" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessees under the Operative Documents, and (ii) for each Lender as of any date of determination, an amount equal to the sum of the outstanding principal of such Lender's related Loans, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessees under the Operative Documents.

         "FUNDING REQUEST" is defined in Section 2.2 of the Master Agreement.

         "FUNDING TERMINATION DATE" means the earliest of (i) the date that is two years after the Initial Closing Date and (ii) the termination of the Commitments pursuant to Section 5.2 of the Loan Agreement.

         "FUTURE VALUE" means, with respect to any component of the Recourse Deficiency Percentage, the accreted value of such component as of the end of the Base Lease Term, that is giving effect to the time value of money using the Implicit Rate.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GENERAL CONTRACTOR" with respect to any Leased Property means the general contractor therefor selected by the Construction Agent.

         "GENERAL PARTNER" means Atlantic Financial Managers, Inc., a Texas corporation.

         "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citations, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

         "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them, including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, ADESA, the Subsidiaries or any of their Property or the Agent or any Funding Party.

         "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including Environmental Laws and occupational, safety and health standards or controls, of any Governmental Authority.

         "GROUND LEASE" means, with respect to any Land, the ground lease between the related Ground Lessor and the Lessor pursuant to which a leasehold estate is conveyed in the Land to the Lessor.

         "GROUND LESSOR" means, as to any Land, the ground lessor of such Land.

         "GUARANTOR" means the Parent, in its capacity as guarantor under the Guaranty Agreement to which it is a party and ADESA, in its capacity as guarantor under the Guaranty Agreement to which it is a party.

         "GUARANTY" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "GUARANTY AGREEMENT" means each of the Guaranties, dated as of July 30, 2001, by the Parent and ADESA, respectively, in favor of the Funding Parties.

         "HAZARDOUS MATERIAL" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "IDB DOCUMENTATION" means the Bonds, each IDB Lease and all other agreements, documents, contracts and instruments entered into in connection with any Bonds or IDB Property.

         "IDB PROPERTY" means each Leased Property that is the subject of Bonds.

         "IDB LEASE" means a lease between the Lessor and an Authority with respect to a Leased Property.

         "IMPLICIT RATE" means the weighted average of the Lessor Rate and the rate at which interest on the Lenders' Loans is capitalized, each as in effect on the date of calculation based on the outstanding Funded Amounts.

         "INCOME TAXES" shall mean, for any period, any provision made by any of the Consolidated Companies in respect of such period for income taxes or other taxes payable by any Consolidated Company in respect of its income or profits.

         "INDEBTEDNESS" of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes, drafts, bankers' acceptances or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business that are not past due by more than ninety (90) days), (d) all obligations of such Person under leases required to be capitalized under GAAP, (e) all obligations or liabilities of others secured by any Lien upon property owned by such Person whether or not such obligation or liability is assumed, (f) all obligations of such Person under Interest Rate Contracts or Currency Contracts, (g) all obligations of such Person in respect of letters of credit issued for its account (including all contingent reimbursement obligations, whether or not any draws under such letters of credit have been presented for payment) and all drafts, bankers acceptances or similar instruments issued in connection therewith, (h) all Guaranties of such Person of the type of Indebtedness described above, but excluding all items of shareholders' equity or capital stock or surplus or general contingency or deferred tax reserves), (i) the purchase price for any asset leased to such Person pursuant to a Synthetic Lease that such Person would have to pay to acquire the asset at the end of the term of the Synthetic Lease, and (j) all other obligations and liabilities of such Person that are required by GAAP to be shown as liabilities on a balance sheet for such Person (other than reserves required under GAAP).

         "INDEMNITEE" means the Agent (in its individual capacity and in its capacity as Agent), each Lender and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; PROVIDED, HOWEVER, that in no event shall any Lessee or the Guarantor be an Indemnitee.

         "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of the Parent that is not guaranteed by any other Person or subject to any other credit enhancement.

         "INITIAL CLOSING DATE" means the Closing Date for the first Leased Property acquired by the Lessor.

         "INTEREST EXPENSE" shall mean, for any period, all interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

         "INTEREST RATE CONTRACTS" shall mean any forward contracts, future contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

         "INVESTMENT" in any Person shall mean: (a) the acquisition of capital stock, bonds, notes, debentures, partnership, or other ownership interests, other securities, or Indebtedness of such Person; (b) any deposit with, or loan or other extension of credit to, such Person; (c) any Guarantee of Indebtedness or other liabilities of such Person; and (d) any amount committed to be lent to such Person.

         "KNOWLEDGE" means the actual knowledge of any executive officer of the related Lessee, or of any other officer or employee of the related Lessee that is primarily responsible for the construction, operation or management of the related Leased Property or the Transaction.

         "JOINDER AGREEMENT" means an agreement substantially in the form of Exhibit E to the Master Agreement pursuant to which a Subsidiary of ADESA shall become a Lessee.

         "LAND" means the land described in Appendix B to the related Lease Supplement.

         "LEASE" means the Master Lease Agreement, dated as of July 30, 2001, among the Lessees and the Lessor, together with each Lease Supplement.

         "LEASE BALANCE" means, with respect to all of the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by any Lessee under the Operative Documents.

         "LEASE SUPPLEMENT" is defined in Section 2.2 of the Lease.

         "LEASE TERM" with respect to any (i) Leased Property that is a Construction Land Interest, means the period from the Closing Date for such Leased Property to the Completion Date for such Leased Property (or such shorter period as may result from earlier termination of the Lease as provided therein) PLUS the Base Lease Term therefor and (ii) any other Leased Property, the Base Lease Term therefor.

         "LEASE TERMINATION DATE" means the last day of the Lease Term.

         "LEASED PROPERTY" means Land and the related Building(s). For purposes of the Lease, "Leased Property" means the Land identified in a Lease Supplement to the Lease and the Buildings related thereto, unless the context provides otherwise.

         "LEASED PROPERTY BALANCE" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor's Invested Amounts, all related unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by the related Lessee under the Operative Documents.

         "LENDER BASIC RENT" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period.

         "LENDERS" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as lenders to the Lessor.

         "LENDING OFFICE" for each Lender means the office such Lender designates in writing from time to time to ADESA and the Agent.

         "LESSEE" is defined in the preamble to the Master Agreement. The "related" Lessee with respect to any Leased Property means the Lessee that is a party to the Lease Supplement for such Leased Property or that is leasing such Leased Property, as the case may be.

         "LESSOR" is defined in the preamble to the Master Agreement.

         "LESSOR BASIC RENT" means, for any Rent Period, the aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts under Section 2.3(a) of the Master Agreement during such Rent Period.

         "LESSOR LIENS" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor, or any Person claiming through the Lessor unrelated to the transactions contemplated by the Operative Documents or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor, or any Person claiming through the Lessor, except any Tax for which a Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by a Lessee or the Construction Agent).

         "LESSOR RATE" is defined in the Lessor Side Letter.

         "LESSOR SIDE LETTER" means the letter agreement, dated as of July 30, 2001, between ADESA and the Lessor.

         "LESSOR'S INVESTED AMOUNT" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to Section 2.3(c) of the Master Agreement.

         "LIBOR" means, for any Rent Period, with respect to LIBOR Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Rent Period and in an amount comparable to such Advances, appearing on the Telerate Screen Page 3750 as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Rent Period. If two or more of such rates appear on the Telerate Screen Page 3750, the rate for that Rent Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Telerate Screen for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to ADESA and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "LIBOR ADVANCE" means that portion of the Funded Amount bearing interest at a rate based on the Adjusted LIBO Rate.

         "LIEN" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "LIMITED EVENT OF DEFAULT" means an Event of Default under PARAGRAPH
(e), (j) or (k) of Article XII of the Lease, solely if the breach of the related covenant, representation or warranty was based on a subjective interpretation of the term "diligently," "Material Adverse Effect," "material" or "diligently."

         "LOAN" shall have the meaning specified in Section 2.1 of the Loan Agreement.

         "LOAN AGREEMENT" means the Loan Agreement, dated as of July 30, 2001, among the Lessor, the Agent and the Lenders.

         "LOAN DOCUMENTS" means the Loan Agreement, the Note, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

         "LOAN EVENT OF DEFAULT" means any of the events specified in Section
5.1 of the Loan Agreement, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

         "LOAN POTENTIAL EVENT OF DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

         "LONG TERM INDEBTEDNESS" shall mean (a) all Indebtedness which at the time of incurrence or issuance, has a final maturity or term greater than one year or which is renewable at the option of the obligor thereof for a term of greater than one year from the date of original incurrence or issuance or (b) Indebtedness which at the time of incurrence or issuance has a final maturity or term of less than one year and which is intended to be repaid out of proceeds of other Long Term Indebtedness.

         "LOSS PROCEEDS" is defined in Section 10.6 of the Lease.

         "MARGIN REGULATIONS" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "MARGIN STOCK" shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or interpreted from time to time.

         "MASTER AGREEMENT" means the Master Agreement, dated as of July 30, 2001, among ADESA, as a Guarantor, the Lessees, the Lessor, the Agent and the Lenders.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of ADESA and its Subsidiaries taken as a whole, or of the Parent, (b) the ability of the Parent, ADESA or any Lessee to perform any of its respective obligations under the Operative Documents to which it is a party, (c) the rights of or benefits available to the Funding Parties under the Operative Documents, (d) the value, utility or useful life of any Leased Property or (e) the priority, perfection or status of the Agent's or any Funding Party's interest in any Leased Property or in the Lease, the Guaranty or the Construction Agency Agreement.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, substantially in the form of Exhibit D-1 or D-2, as applicable, attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by ADESA or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NET INCOME (LOSS)" shall mean, for any period, the net income (or loss), after deducting all operating expenses, provisions for taxes and reserves (including reserves for deferred income tax) and all other proper deductions, of the Consolidated Companies for such period (taken as a single accounting period) determined on a consolidated basis in conformity with GAAP, including any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of any Consolidated Company or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary items, and (ii) any equity interest of the Consolidated Companies in the unremitted earnings of any Person that is not a Subsidiary.

         "NET WORTH" shall mean, as of any date, total stockholders' equity of ADESA and its Subsidiaries determined on a consolidated basis.

         "NOTE" means the note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

         "OBLIGATIONS" means all indebtedness (whether principal, interest, fees or otherwise), obligations and liabilities of each Guarantor and each Lessee to the Funding Parties (including without limitation all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations and liabilities), whether arising under any of the Operative Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Funding Parties outright, conditionally or as collateral security from another, including but not limited to the obligation of each Guarantor and each Lessee to repay future advances by the Funding Parties, whether or not made pursuant to commitment and whether or not presently contemplated by each Guarantor or any Lessee and the Funding Parties under the Operative Documents.

         "OBLIGOR" means each Lessee, the Construction Agent and each Guarantor.

         "OFFICER'S CERTIFICATE" of a Person means a certificate signed by the Chairman of the Board, the President, any Vice President, any Senior Vice President, any Administrative Vice President, the Treasurer, any Assistant Treasurer, the Controller or the Secretary of such Person, signing alone.

         "OPERATING LEASE" shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any asset which is not a Capital Lease other than any such lease in which that Person is the lessor.

         "OPERATIVE DOCUMENTS" means the Master Agreement, the Guaranty Agreements, the Purchase Agreements, the Deeds, the Lease, each Security Agreement and Assignment, the Loan Agreement, the Assignments of Lease and Rents, the Mortgages, the Note, the Ground Leases, the Joinder Agreements, the IDB Documentation, the Construction Agency Agreement, and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

         "OVERDUE RATE" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Base Rate in effect from time to time or, in the case of Yield, 2% above the Lessor Rate.

         "PARENT" means ALLETE Inc.,  a Minnesota corporation.

         "PARTIAL PURCHASE OPTION" is defined in Section 14.1(b) of the Lease.

         "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Atlantic Financial Group, Ltd., dated as of February 28, 1996, among the General Partner and the persons listed on Schedule A thereto as limited partners.

         "PAYMENT DATE" means the last day of each Rent Period.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions.

         "PERMITTED INVESTMENTS" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof whose short-term unsecured debt is rated A-1 or better or P-1 by S&P or Moody's, respectively, and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than one month from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than one month from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of CLAUSE (b) hereof that is secured by any obligation of the type described in CLAUSES

(a) through (d) of this definition; and (f) money market funds acceptable to the Required Lenders.

         "PERMITTED LEASE BALANCE" means, with respect to any Leased Property and calculated as of any date, (i) the Leased Property Balance with respect to such Leased Property as of the date of such calculation, MINUS (ii) Force Majeure Losses with respect to such Leased Property, PLUS (iii) the amount of insurance proceeds applied towards the remediation of such Force Majeure Losses. For purposes of this definition, Leased Property means the Raw Land and/or the Building subject to a particular Lease Supplement.

         "PERMITTED LIEN" means: (a) Liens for Taxes not assessed or, if assessed, not yet due and payable, or are being contested in good faith by appropriate proceedings; (b) repairman's, mechanic's, carrier's or other similar Liens arising in the ordinary course of business or by operation of law securing obligations that are not more than 30 days overdue, which have been bonded or which are being contested in good faith by appropriate proceedings; (c) Lessor Liens; (d) Liens of subleases permitted by the Lease; (e) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for which adequate provisions have been made; (f) easements, rights of way and other encumbrances on title to real property to the extent permitted by the Lease; and (g) Liens described on the Title Policy delivered in connection with the related Leased Property on the Closing Date therefor, but only if, in the case of Liens being contested as described in CLAUSE (a), (b) or (e) above, (i) adequate reserves have been provided by the related Lessee for the payment of the Taxes or other obligations; and (ii) such proceedings, or the continued existence of such Lien, do not give rise to any substantial likelihood of the sale, forfeiture or other loss of the related Leased Property or any interests therein, or any likelihood of criminal liability on the part of the Agent or any Funding Party.

         "PERSON" means an individual, corporation, company, partnership, limited liability company, joint venture, voluntary association, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof or any other form of entity.

         "PLAN" shall mean an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA other than a Multiemployer Plan.

         "PLANS AND SPECIFICATIONS" means with respect to any Building the final plans and specifications for such Building, which may be standard forms for buildings of that type, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

         "POTENTIAL EVENT OF DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "PRESENT VALUE" with respect to any payment to be made in the future means the amount of such payment, discounted to present value as of the date of calculation employing a discount rate equal to the Implicit Rate, and, with respect to any payment made prior to the date of such calculation means the amount of such payment, plus interest on such amount calculated at the Implicit Rate for such Leased Property.

         "PROJECT COSTS" means, as of any date and with respect to any Leased Property, those portions, in the aggregate, of the Funded Amount for such Leased Property as of such date that, when expended by the Lessor, were, or would have been, capitalized by Lessor in accordance with GAAP. For purposes of calculating the Construction Failure Payment, "Project Costs" shall also include other costs related to Construction paid to third parties other than the Funding Parties as described in EITF 97-10. For purposes of calculating the Recourse Deficiency Percentage, as used in this definition, Leased Property means the Raw Land and/or the Building subject to a particular Lease Supplement.

         "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PURCHASE AGREEMENT" means with respect to any Land, the purchase agreement or option agreement, as the case may be, with the Seller for the conveyance of such Land to the Lessor.

         "PURCHASE OPTION" is defined in Section 14.1(a) of the Lease.

         "QUARTERLY PAYMENT DATE" means the last Business Day of each March, June, September and December of each year.

         "RATING AGENCY" means either Moody's or S&P.

         "RAW LAND" means, with respect to any Leased Property, the parcel of land described in the related Lease Supplement, excluding any improvements thereon.

         "RAW LAND COST" means, with respect to any Leased Property, the acquisition cost of the Raw Land.

         "RECOURSE DEFICIENCY AMOUNT" means, with respect to any Leased Property, calculated as of the Completion Date, in the case of Leased Properties that shall have been subject to the Construction Agency Agreement, or the Closing Date, in the case of all other Leased Properties, for such Leased Property, the result of (A) the Recourse Deficiency Percentage times (B) the Project Costs for such Leased Property; PROVIDED, HOWEVER, that, if Raw Land is leased pursuant to a separate Lease Supplement, the Recourse Deficiency Amount with respect to such Leased Property shall equal the Raw Land Cost with respect to such Raw Land. For purposes of this definition, Leased Property means the Raw Land and/or the Building subject to a particular Lease Supplement.

         "RECOURSE DEFICIENCY PERCENTAGE" means, with respect to any Leased Property, the percentage set forth in the related Lease Supplement calculated as follows and expressed as a percentage: (a) the Future Value of: ((i) 89.9% of (x) the estimated Project Cost (estimated as of the Closing Date for such Leased Property based upon the Construction Budget as of such date) or (y) the actual Project Cost in the case of Leased Properties not subject to the Construction Agency Agreement, less (ii) the Present Value, as of such date, of any "minimum lease payments" with respect to such Leased Property as such term is used in Section 7(d) of Financial Accounting Standard No. 13 (excluding for purposes of this calculation the Recourse Deficiency Amount)), divided by (b) such estimated or actual Project Cost, as the case may be.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATIONS" means the income tax regulations promulgated from time to time under and pursuant to the Code.

         "RELEASE" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "RELEASE DATE" means, with respect to any Leased Property, the earlier of (i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Agent gives written notice to the Lessor that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

         "REMARKETING OPTION" is defined in Section 14.6 of the Lease.

         "RENT" means Basic Rent and Supplemental Rent, collectively.

         "RENT PERIOD" means, in the case of Base Rate Advances, the period from, and including, a Quarterly Payment Date to, but excluding, the next succeeding Quarterly Payment Date and (y) in the case of LIBOR Advances:

         (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Advance and ending one, two or three months thereafter, as selected by ADESA in its Funding Notice or Payment Date Notice, as the case may be, given with respect thereto; and

         (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such LIBOR Advance and ending one, two or three months thereafter, as selected by ADESA by irrevocable notice to the Agent in its related Payment Date Notice;

PROVIDED that:

                  (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

                  (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, PROVIDED that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

                  (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to PARAGRAPH (d) below, expire on the last Business Day of such calendar month;

                  (d) No Rent Period shall extend beyond the Lease Termination Date; and

                  (e) At any one time, there shall be no more than five (5) Rent Periods.

         "REPORT" is defined in Section 7.6 of the Master Agreement.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the post-event notice requirement is waived.

         "REQUIRED FUNDING PARTIES" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 66-2/3% of the aggregate outstanding principal amount of all Funded Amounts.

         "REQUIRED LENDERS" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Loans equal to at least 66-2/3% of the aggregate outstanding principal amount of all Loans.

         "REQUIREMENT OF LAW" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, any Administrative Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

         "REUTERS SCREEN" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Corporation.

         "SCHEDULED CONSTRUCTION TERMINATION DATE" means with respect to any Building eighteen (18) months after the Closing Date for the related Land, subject to the occurrence of a Construction Force Majeure Event, but in no event later than the Lease Termination Date.

         "SEC" means the United States Securities and Exchange Commission, or any successor Governmental Authority.

         "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY AGREEMENT AND ASSIGNMENT" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

         "SELLER" means as to any Leased Property, the seller thereof to the Lessor on the related Closing Date.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization of formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "SUNTRUST BANK" is defined in the preamble to the Master Agreement.

         "SUPPLEMENTAL RENT" means any and all amounts, liabilities and obligations other than Basic Rent which a Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

         "SYNTHETIC LEASE" shall mean a so-called "synthetic" lease that is not treated as a capital lease under GAAP, but that is treated as a financing under the Code.

         "TAX" or "TAXES" is defined in Section 7.4 of the Master Agreement.

         "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "TAX INDEMNITEE" means the Lessor, the Agent, each Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, PROVIDED, HOWEVER, that in no event shall any Lessee or any Guarantor be a Tax Indemnitee.

         "TELERATE" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "TITLE INSURANCE COMPANY" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Agent.

         "TITLE POLICY" is defined in Section 3.1 of the Master Agreement.

         "TOTAL FUNDED DEBT" shall mean all outstanding Indebtedness of the Consolidated Companies measured on a consolidated basis.

         "TOTAL FUNDED DEBT TO EBITDA RATIO" shall mean, as of any date of determination, the ratio of (i) Total Funded Debt as of such date to (ii) EBITDA measured for the four Fiscal Quarter period ending on such date, or if such date is not the last day of any Fiscal Quarter, then ending immediately prior to such date.

         "TRANSACTION" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

         "UNRESTRICTED ENVIRONMENTAL INDEMNIFICATION AMOUNTS" means, with respect to any Leased Property, any Unrestricted Indemnification Amounts of the type described in subpart (i)(D) of the definition of Unrestricted Indemnification Amounts.

         "UNRESTRICTED INDEMNIFICATION AMOUNTS" means, with respect to any Leased Property (i) any amounts payable by the Construction Agent with respect to such Leased Property pursuant to (A) Section 3.3(ii) of the Construction Agency Agreement, (B) Section 3.3(iii) of the Construction Agency Agreement, (C) that portion of Section 3.3(i) of the Construction Agency Agreement within the parenthetical phrase within such Section 3.3(i) relating to Claims for personal injury or damage to property, or (D) any provision of any Operative Document requiring indemnification for Claims arising from environmental conditions with respect to such Leased Property and (ii) any other amounts that EITF 97-10 allows a Lessee to pay that are capitalizable under GAAP and are not required to be included in the calculation of a Lessee's maximum guaranty amount under EITF 97-10.

         "YIELD" is defined in Section 2.3 of the Master Agreement.

         F. DOCUMENTARY CONVENTIONS. The following provisions shall be applicable to each Operative Document.

         SECTION 1. NOTICES. All notices, requests, demands or other communications to or upon the respective parties to each agreement to which the Documentary Conventions apply shall be addressed to such parties at the addresses therefor as set forth in SCHEDULE I hereto, or such other address as any such party shall specify to the other parties hereto, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service; (ii) the Business Day received, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day if otherwise sent by facsimile and confirmed electronically or otherwise); or (iv) three Business Days after being sent, if sent by registered or certified mail, postage prepaid.

         SECTION 2. COUNTERPARTS. Each agreement to which the Documentary Conventions apply may be executed by the parties thereto in separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3. AMENDMENTS. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to the Lessees or any Funding Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessees, with the written agreement or consent of ADESA, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Funding Parties, with the written agreement or consent of the Required Funding Parties; PROVIDED, HOWEVER, that

                  (x) notwithstanding the foregoing provisions of this SECTION 3, the consent of each Funding Party affected thereby shall be required for any amendment, modification or waiver:

                           (i) amending, modifying, waiving or supplementing any of the provisions of Section 6 of the Master Agreement or the representations of such Funding Party in SECTION 4.2 or
                  4.3 of the Master Agreement or this SECTION 3 or changing the definition of "REQUIRED FUNDING PARTIES" or "REQUIRED LENDERS";

                           (ii) increasing the Commitment of such Funding Party or reducing any amount payable to such Funding Party under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, the Leased Property Balance, the Lease Balance, any Funding Party Balance, Recourse Deficiency Amount, interest or Yield; or

                           (iii) consenting to any assignment of the Lease or the extension of the Lease Term, releasing any of the collateral assigned to the Agent pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the Agent may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "Release Date"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing any Guarantor from its obligations under the Guaranty Agreement to which it is a party or the other Operative Documents or changing the absolute and unconditional character of any such obligation;

                  (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, the Agent and the Required Lenders, be made to the Lease or the Construction Agency Agreement; and

                  (z) subject to the foregoing CLAUSES (x) and (y), so long as no Event of Default has occurred and is continuing, the Lessor, the Agent and the Lenders may not amend, supplement, waive or modify any terms of the Loan Agreement, the Mortgages and the Assignments of Lease and Rents without the consent of ADESA (such consent not to be unreasonably withheld or delayed); PROVIDED that in no event may the Loan Agreement be amended so as to increase the amount of Basic Rent payable by any Lessee without the consent of ADESA.

         SECTION 4. HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of each agreement to which the Documentary Conventions apply are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 5. PARTIES IN INTEREST. Except as expressly provided therein, none of the provisions of any agreement to which the Documentary Conventions apply is intended for the benefit of any Person except the parties thereto and their respective successors and permitted assigns.

         SECTION 6. GOVERNING LAW. EACH AGREEMENT TO WHICH THE DOCUMENTARY CONVENTIONS APPLY HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 7. SEVERABILITY. Any provision of each agreement to which the Documentary Conventions apply that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8. SUBMISSION TO JURISDICTION; WAIVERS. Each party to an agreement to which the Documentary Conventions apply hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to the Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Georgia sitting in Fulton County, Georgia, the courts of the United States of America for the Northern District of Georgia, and appellate courts from any thereof; PROVIDED that this provision shall not limit a party's right to remove such legal action or proceeding from a Georgia state court to a Federal court sitting in the Northern District of Georgia.

                  (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in SCHEDULE I hereto or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 1; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

         EACH PARTY TO EACH AGREEMENT TO WHICH THE DOCUMENTARY CONVENTIONS APPLY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO SUCH AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 9. NO ORAL AGREEMENTS. THE OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER THEREOF. THE OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR ANY COURSE OF PRIOR DEALINGS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 10. CONSTRUCTION. No agreement to which the Documentary Conventions apply shall be construed more strictly against any one party, it being recognized that all parties have contributed substantially and materially to the preparation and negotiations of the Operative Documents.

                                   SCHEDULE I

                              ADDRESSES FOR NOTICES

ADESA or any Lessee:       ADESA Corporation
                           310 E. 96th Street, Suite 400
                           Indianapolis, IN 46240
                           Attn: William T. Stackhause; copy to Karen C. Turner
                           Fax No.: 317/815-3656

Lessor:                    Atlantic Financial Group, Ltd.
                           2808 Fairmount, Suite 250
                           Dallas, Texas 75201
                           Attn: Stephen Brookshire
                           Fax No.: 214/871-9237

Lenders:                   SunTrust Bank
                           MC 1106
                           200 South Orange Avenue
                           Orlando, Florida  32801
                           Attn: Ed Wooten
                           Fax No.:407/237-4076

                           with a copy to:

                           SunTrust Capital Markets, Inc.
                           303 Peachtree Street, Suite 2400
                           MC 3951
                           Atlanta, Georgia 30308
                           Attn: Robert Kennedy
                           Fax No.: 404/230-1344

                           Harris Trust and Savings Bank
                           111 West Monroe
                           10th Floor West
                           Chicago, Illinois 60603
                           Attn: Thad Rasche
                           Fax No.: 312/461-5225

                           LaSalle Bank National Association
                           One American Square
                           Suite 1600
                           Indianapolis, Indiana 46282
                           Attn: Matthew Doye
                           Fax No.: 317/756-7021

                                  SCHEDULE 2.2


                    AMOUNT OF EACH FUNDING PARTY'S COMMITMENT



Lessor Commitment Percentage:                        3.5%

Lessor Commitment:                                   $1,575,000

Lender Commitment Percentages:

       SunTrust Bank                                 32.1667%

       Harris Trust and Savings Bank                 32.1667%

       LaSalle Bank National Association             32.1667%

Lender Commitments:

       SunTrust Bank                                 $14,475,000

       Harris Trust and Savings Bank                 $14,475,000

       LaSalle Bank National Association             $14,475,000

                                  SCHEDULE 8.2

                              ADDRESSES FOR NOTICES

ADESA or any Lessee:        ADESA Corporation
                            310 E. 96th Street, Suite 400
                            Indianapolis, IN 46240
                            Attn: William T. Stackhause; copy to Karen C. Turner
                            Fax No.: 317/815-3656

Lessor:                     Atlantic Financial Group, Ltd.
                            2808 Fairmount, Suite 250
                            Dallas, Texas 75201
                            Attn: Stephen Brookshire
                            Fax No.: 214/871-9237

Lenders:                    SunTrust Bank
                            MC 1106
                            200 South Orange Avenue
                            Orlando, Florida  32801
                            Attn: Ed Wooten
                            Fax No.:407/237-4076

       with a copy to:

                            SunTrust Capital Markets, Inc.
                            303 Peachtree Street, Suite 2400
                            MC 3951
                            Atlanta, Georgia 30308
                            Attn: Robert Kennedy
                            Fax No.: 404/230-1344

                            Harris Trust and Savings Bank
                            111 West Monroe
                            10th Floor West
                            Chicago, Illinois 60603
                            Attn: Thad Rasche
                            Fax No.: 312/461-5225

                            LaSalle Bank National Association
                            One American Square
                            Suite 1600
                            Indianapolis, Indiana 46282

                            Attn: Matthew Doye
                            Fax No.: 317/756-7021